Exhibit (b)(5)

JPMORGAN CHASE BANK, N.A. LONDON BRANCH J.P. MORGAN SECURITIES PLC 25 Bank Street, Canary Wharf, London E14 5JP JPMORGAN CHASE BANK, N.A. 383 Madison Avenue New York, NY 10179	GOLDMAN SACHS BANK USA 200 West Street New York, New York 10282-2198	UBS AG LONDON BRANCH 5 Broadgate London EC2M 2QS

CITIBANK, N.A., LONDON BRANCH CITICORP NORTH AMERICA, INC. Citigroup Centre Canada Square Canary Wharf London E14 5LB United Kingdom	DEUTSCHE BANK AG NEW YORK BRANCH DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH DEUTSCHE BANK SECURITIES INC. One Columbus Circle New York, New York 10019	WELLS FARGO BANK, NATIONAL ASSOCIATION WELLS FARGO BANK, NATIONAL ASSOCIATION, LONDON BRANCH WELLS FARGO SECURITIES, LLC 550 South Tryon St. Charlotte, NC 28202

MIZUHO BANK, LTD. 1271 Avenue of the Americas New York, NY 10020	PNC BANK, NATIONAL ASSOCIATION PNC FINANCIAL SERVICES UK LTD PNC CAPITAL MARKETS LLC 300 Fifth Avenue The Tower at PNC Plaza Pittsburgh, Pennsylvania 15222	ROYAL BANK OF CANADA 100 Bishopsgate London EC2N 4AA

THE BANK OF NOVA SCOTIA 250 Vesey Street New York, New York 10281 THE BANK OF NOVA SCOTIA, LONDON BRANCH 201 Bishopsgate London, EC2M 3NS	CIBC WORLD MARKETS CORP. CANADIAN IMPERIAL BANK OF COMMERCE 300 Madison Avenue, 8th Floor New York, NY 10017	CITIZENS BANK, N.A. 28 State Street Boston, MA 02109

THE TORONTO-DOMINION BANK, NEW YORK BRANCH TD BANK, N.A. TD SECURITIES USA (LLC) 1 Vanderbilt Avenue New York, NY 10017	BNP PARIBAS BNP PARIBAS SECURITIES CORP. 787 Seventh Avenue New York, NY 10019	FIFTH THIRD BANK, NATIONAL ASSOCIATION Fifth Third Center 38 Fountain Square Plaza Cincinnati, OH 45263

TRUIST BANK TRUIST SECURITIES, INC. 3333 Peachtree Road Atlanta, GA 30326	U.S. BANK NATIONAL ASSOCIATION 214 N Tryon Street, 26th Floor Charlotte, NC 28202

CONFIDENTIAL

March 27, 2025

Blazing Star Merger Sub, Inc.

c/o Sycamore Partners Management, L.P.

9 West 57th Street, 31st Floor

New York, New York 10019

PROJECT WING

Amended and Restated Commitment Letter

Ladies and Gentlemen:

Blazing Star Merger Sub, Inc. (“Merger Sub” or “you”) has advised JPMorgan Chase Bank, N.A. (“JPMCB”), JPMorgan Chase Bank, N.A. London Branch (“JPM London”), J.P. Morgan Securities plc (“JPM Securities” and, together with JPMCB and JPM London, “JPM”), Goldman Sachs Bank USA (“Goldman Sachs”), UBS AG London Branch (“UBS”), Citi (as defined below), Deutsche Bank AG

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New York Branch (“DBNY”), Deutsche Bank AG Cayman Islands Branch (“DBCI”), Deutsche Bank Securities Inc. (“DBSI” and, together with DBNY and DBCI, “DB”), Wells Fargo Bank, National Association, (“WFBNA”), Wells Fargo Bank, National Association, London Branch (“WFB”), Wells Fargo Securities, LLC (“WFS” and, together with WFB and with WFBNA, “Wells Fargo”), Mizuho Bank, Ltd., (“Mizuho”), PNC Bank, National Association (“PNC Bank”), PNC Financial Services UK LTD (“PNC UK”), PNC Capital Markets LLC (“PNCCM” and, together with PNC Bank and PNC UK, “PNC”), Royal Bank of Canada (“RBC”), The Bank of Nova Scotia (“Scotia Bank NY”), The Bank of Nova Scotia, London Branch (“Scotia Bank London” and, together with Scotia Bank NY, “Scotia Bank”), CIBC World Markets Corp. (“CIBC World Markets”), Canadian Imperial Bank of Commerce (“Canadian Imperial Bank” and, together with CIBC World Markets, “CIBC”), Citizens Bank, N.A. (“Citizens”), TD (as defined below), BNP Paribas (“BNPP”), BNP Paribas Securities Corp. (“BNP Securities” and, together with BNPP, “BNP”), Fifth Third Bank, National Association (“Fifth Third Bank”), Truist Bank, Truist Securities, Inc. (“Truist Securities” and, together with Truist Bank, “Truist”), U.S. Bank National Association (“U.S. Bank” and, together with JPM, Goldman Sachs, UBS, Citi, DB, Wells Fargo, Mizuho, PNC, RBC, Scotia Bank, CIBC, Citizens, TD, BNP, Fifth Third Bank and Truist, the “Commitment Parties”, “we” or “us”) that a newly created entity formed at the direction of Sycamore Partners Management, L.P. and its affiliates and its funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing (collectively, “Sycamore” or the “Sponsor”), intends to consummate the Transactions described in the Transaction Description attached hereto as Exhibit A (the “Transaction Description”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Transaction Description, the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the “Term Facility Term Sheet”), the Summary of Principal Terms and Conditions attached hereto as Exhibit C (the “Secured Bridge Facility Term Sheet”) and the Summary of Principal Terms and Conditions attached hereto as Exhibit D (the “ABL Facility Term Sheet”, and, collectively with the Term Facility Term Sheet and the Secured Bridge Facility Term Sheet, the “Term Sheets”, and each individually a “Term Sheet”; this commitment letter, the Transaction Description, the Term Sheets, the Summary of Conditions attached hereto as Exhibit E and the Agreed Guarantee and Security Principles attached hereto as Exhibit F, collectively, the “Commitment Letter”). This Commitment Letter amends, restates and supersedes in its entirety that certain commitment letter (the “Original Commitment Letter”), dated as of March 6, 2025 (the “Original Signing Date”), between certain Commitment Parties and you; provided that the indemnity provisions hereto shall apply to, and inure to the benefit of, the Commitment Parties that were a party to the Original Commitment Letter, from and after the Original Signing Date.

For purposes of this Commitment Letter, “Citi” shall mean Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein.

For purposes of this Commitment Letter, “TD” shall mean TD Securities USA (LLC), The Toronto-Dominion Bank, New York Branch, TD Bank, N.A. and/or any of their affiliates as TD shall determine to be appropriate to provide the services contemplated herein.

1. Commitments.

In connection with the Transactions, each Commitment Party is pleased to commit to provide (on a several but not joint basis) the percentage and amount, if any, of each Facility specified opposite its name on Schedule 1 hereto, subject only, and limited, in each case, as applicable, to the satisfaction of the conditions set forth in the section entitled “Conditions to Initial Borrowing” in Exhibit B hereto (in the case of the Term Facility), the conditions set forth in the section entitled “Conditions to Borrowing” in Exhibit C hereto (in the case of the Secured Bridge Facility) and the conditions set forth in the section entitled “Conditions to Initial Borrowing” in Exhibit D (in the case of the ABL Facility). Each

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Commitment Party with a specified percentage of any Facility shall, in the capacity of a lender under such Facility, be an “Initial Lender” relative only to such Facility. Each reference herein to the “Initial Lender” shall be deemed a reference to the Initial Lender of each Facility relative only to such Facility. References herein to “Lenders” shall, as the context requires, be deemed a reference to the lenders under all the Facilities or a specific Facility. References to the Facilities or any Facility relative to any Lead Arranger (as defined below) shall be deemed a reference to the Facilities of which the applicable Lead Arranger is Lead Arranger. References herein to “Administrative Agent” shall be deemed a reference to the administrative agent of the applicable Facility or Facilities. References herein to “Borrower” shall, as the context requires, be deemed a reference to all the borrowers under all the Facilities or a specific Facility. Reference herein to “Guarantors” shall, as the context requires, be deemed a reference to all the guarantors under the Facilities or a specific Facility.

2. Titles and Roles.

It is agreed that each Commitment Party shall act relative to each Facility in the capacity or capacities, if any, indicated opposite its name on Schedule 1 hereto. It is further agreed that each Commitment Party designated on Schedule 1 as “lead left” with respect to any Facility shall have “left lead” designation and “top left” placement on all Information Materials (defined below) and all other offering or marketing materials in respect of such Facility and shall hold all leading roles and responsibilities customarily associated with such “top left” placement. The term “Lead Arrangers” shall mean and include, with respect to each Facility, each Commitment Party identified on Schedule 1 as a Lead Arranger with respect to such Facility, and the term “Lead Left Arranger” shall mean and include, with respect to each Facility, the Commitment Party identified on Schedule 1 as the “lead left” Lead Arranger with respect to such Facility. References herein to “we”, “us” or “our” shall, where the context so indicates, be read as meaning, relative to any Facility, only those Commitment Parties identified on Schedule 1 as Initial Lenders or Lead Arrangers of the applicable Facility.

You agree that no other agents, co-agents, arrangers or bookrunners will be appointed, no other titles will be awarded and no compensation (other than compensation expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be paid to any Lender (as defined below) by you or any of your affiliates in order to obtain its commitment to participate in the Facilities unless you and we shall so agree.

3. Syndication.

The applicable Lead Arrangers for each Facility reserve the right, prior to or after the Closing Date, to syndicate all or a portion of the Initial Lenders’ respective commitments for such Facility hereunder to a group of banks, financial institutions and other institutional lenders and investors identified by such Lead Arrangers in consultation with you and reasonably acceptable to such Lead Arrangers and you (your consent not to be unreasonably withheld or delayed), including, without limitation, any relationship lenders designated by you and reasonably acceptable to such Lead Arrangers (such banks, financial institutions and other institutional lenders and investors, together with the Initial Lenders, the “Lenders”). Notwithstanding the foregoing, the Lead Arrangers will not syndicate to (i) those banks, financial institutions and other institutional lenders and investors that have been separately identified in writing by you or the Sponsor to us on or prior to the Original Signing Date, (ii) those persons who are competitors of the Company, the International Business and their respective subsidiaries that are separately identified in writing by you or the Sponsor to us from time to time (which shall not apply to retroactively disqualify any person who previously acquired, and continues to hold, any loans commitments or participations in respect of the Facilities), (iii) Excluded Parties (as defined below) and (iv) as to any entity referenced in the case of each of clauses (i) and (ii) above (the “Primary Disqualified Lenders”), any of such Primary Disqualified Lender’s affiliates (excluding in the case of clause (ii) above,

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any affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Lender does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity) that are either (a) identified in writing by you or the Sponsor from time to time, which shall not apply to retroactively disqualify any person who previously acquired, and continues to hold, any loans, commitments or participations or (b) readily identifiable on the basis of such affiliate’s name (clauses (i), (ii), (iii) and (iv) above, collectively “Disqualified Lenders”).

Notwithstanding the Lead Arrangers’ right to syndicate the Facilities and receive commitments with respect thereto, except for (a) assignments among Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC and/or Goldman Sachs Bank Europe SE and (b) assignments among JPMorgan Chase Bank, N.A. London Branch and J.P. Morgan SE and/or J.P. Morgan Securities LLC, (i) no Initial Lender shall be relieved, released or novated from its obligations hereunder (including its obligation to fund the Facilities on the date of both the consummation of the International Acquisition and the date of the initial funding under the Facilities (the date of such consummation and funding under the applicable Facilities, the “Closing Date”)) in connection with any syndication, assignment or participation of the Facilities, including its commitments in respect thereof, until after the initial funding of the Facilities on the Closing Date has occurred, (ii) no assignment or novation by any Initial Lender shall become effective with respect to all or any portion of any Initial Lender’s commitments in respect of the Facilities until the funding of the Facilities on the Closing Date and the consummation of the Transactions thereon and (iii) unless you otherwise agree in writing, each Initial Lender shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred.

Notwithstanding any other provision of the Commitment Letter, a Citi Party (as defined below) may assign or transfer its rights and obligations as Lead Arranger or Initial Lender under the Commitment Letter to any of Citibank Europe plc, Citibank, N.A. or Citicorp North America, Inc. (or, in each case, any branch thereof) (a “Designated Affiliate”) provided that following any such transfer (a) the Designated Affiliate will assume all of the relevant Citi Party’s rights and obligations under the Commitment Letter and be bound by the terms of the Commitment Letter as if it had been an original party to the Commitment Letter as at the date of this letter (and will be deemed to give the same confirmations as included in the Certain Funds Provisions of the Commitment Letter) and (b) the original Citi Party shall cease to have any obligations or liabilities under the Commitment Letter. For the purposes of this paragraph, “Citi Party” refers to Citibank, N.A., London Branch, Citicorp North America, Inc., Citigroup Global Markets Limited and Citigroup Global Markets Inc.

Without limiting your obligations to assist with syndication efforts as set forth herein, it is understood that the Initial Lenders’ commitments hereunder are not conditioned upon the syndication of, or receipt of commitments in respect of, the Facilities and in no event shall the commencement or successful completion of syndication of the Facilities constitute a condition to the availability or funding of the Facilities on the Closing Date. The Lead Arrangers may commence syndication efforts promptly after the date hereof and, as part of their syndication efforts, it is their intent to have Lenders commit to their respective Facilities prior to the Closing Date (subject to the limitations set forth in the preceding paragraph). Until the earlier of (x) the date upon which a Successful Syndication (as defined in the Fee Letter) is achieved and (y) the day that is forty-five (45) days following the Closing Date (such earlier date, the “Syndication Date”), you agree actively to assist the Lead Arrangers in seeking to complete a timely syndication that is reasonably satisfactory to us and you. Such assistance shall be limited to, (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit from your existing lending and investment banking relationships and the existing lending and investment banking relationships of the Sponsor and, to the extent practical and appropriate and in all instances not in

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contravention of the terms of the Merger Agreement, the Company’s and its subsidiaries’ existing lending and investment banking relationships, (b) direct contact between appropriate members of senior management, certain relevant non-legal representatives and certain relevant non-legal advisors of you and the Sponsor, on the one hand, and the proposed Lenders, on the other hand (and your using commercially reasonable efforts to arrange, to the extent practical and appropriate and in all instances not in contravention of the terms of the Merger Agreement, such contact between appropriate members of senior management and certain relevant non-legal representatives and certain relevant non-legal advisors of the Company, on the one hand, and the proposed Lenders, on the other hand), in all such cases at locations and times mutually agreed upon, (c) your and the Sponsor’s assistance (including, to the extent practical and appropriate and in all instances not in contravention of the terms of the Merger Agreement, the use of commercially reasonable efforts to cause the Company to assist) in the preparation of the Information Materials (as defined below) and other customary offering and marketing materials to be used in connection with the syndication (it being understood and agreed that you shall use your commercially reasonable efforts to provide the applicable Lead Arrangers with a period of, on or prior to the Closing Date, fifteen (15) consecutive Business Days (as defined in the Merger Agreement) (excluding Blackout Dates (as defined in Exhibit E)) following receipt of the Information Memoranda (as defined below) in a form customarily delivered in connection with senior secured bank financings, asset based loan financings and senior secured bridge financings of this type, to syndicate the Facilities), (d) using your commercially reasonable efforts to procure, at your expense, prior to the launch of general syndication, public ratings (but no specific ratings) for each Facility (other than the ABL Facility) and the Notes (the “Debt Ratings”) from each of Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), and a public corporate credit rating (but no specific rating) and a public corporate family rating (but no specific rating) (collectively, the “Corporate Ratings” and, together with the Debt Ratings, the “Ratings”) in respect of the Borrower after giving effect to the Transactions from each of S&P and Moody’s, respectively, (e) the hosting, with the Lead Arrangers, of a reasonable number of meetings with prospective Lenders at times and locations to be mutually agreed upon (which may be held virtually if mutually agreed) (and your using commercially reasonable efforts, to the extent practical and appropriate and in all instances not in contravention of the terms of the Merger Agreement, to cause appropriate senior officers of the Company to be available for such meetings), (f) at any time prior to the Syndication Date, there being no competing issues, offerings, placements or arrangements of debt securities or commercial bank or other credit facilities by or on behalf of Holdings, you or any of your or its subsidiaries being offered, placed or arranged (other than (x) the Facilities and, to the extent approved by the Lead Arrangers, any indebtedness issued in lieu thereof, (y) one or more accounts receivable factoring facilities incurred by Intermediate Holdings, the Borrower, the ABL Borrower or their restricted subsidiaries and (z) the Notes or any “demand” securities issued pursuant to the Fee Letter (this clause (z), collectively, the “Takeout Securities”)) without the consent of the applicable Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed), if such issuance, offering, placement or arrangement would materially impair the primary syndication of the Facilities or the placement of the Notes (it being understood and agreed that your and your subsidiaries’ deferred purchase price obligations, ordinary course working capital facilities and ordinary course capital lease, purchase money and equipment financings will not be deemed to materially impair the primary syndication of the Facilities or the placement of the Notes), (g) at any time prior to the Syndication Date, using your commercially reasonable efforts, to the extent practical and appropriate and in all instances not in contravention of the terms of the Merger Agreement, to ensure that there are no competing issues, offerings, placements or arrangements of debt securities or commercial bank or other credit facilities by or on behalf of the International Business and its subsidiaries being offered, placed or arranged (other than (x) the Facilities and, to the extent approved by the Lead Arrangers, any indebtedness issued in lieu thereof, (y) the Takeout Securities and (z) any indebtedness of the Company and its subsidiaries permitted to be incurred, issued or remain outstanding on or prior to the Closing Date under the Merger Agreement) without the consent of the applicable Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed), if such issuance, offering, placement or arrangement would materially impair the primary

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syndication of the Facilities or the placement of the Notes (it being understood and agreed that the Company and its subsidiaries’ deferred purchase price obligations, ordinary course working capital facilities and ordinary course capital lease, purchase money and equipment financings, in each case, will not be deemed to materially impair the primary syndication of the Facilities or the placement of the Notes) and (h) to the extent practical and appropriate and in all instances not in contravention of the terms of the Merger Agreement, using commercially reasonable efforts to (x) ensure that the Administrative Agent in respect of the ABL Facility and its designees shall have sufficient access to Intermediate Holdings, the ABL Borrowers and their respective subsidiaries that are ABL Guarantors (as defined in Exhibit D) to complete a field examination and inventory appraisal and (y) deliver a Borrowing Base Certificate (as defined in Exhibit D), or if you are unable to prepare and deliver a Borrowing Base Certificate in respect of the ABL Facility, deliver a certificate evidencing the Modified Borrowing Base (as defined in Exhibit D) giving effect to the initial borrowing under the ABL Facility on the Closing Date, which certificate will be in a form as agreed between the ABL Borrowers and the ABL Administrative Agent (it being understood that the failure to deliver such certificate shall result in a Modified Borrowing Base). Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary, your obligations to assist in syndication efforts as provided herein (including the obtaining of the Ratings referenced above and compliance with any of the provisions set forth in clauses (a) through (h) above) shall not constitute a condition to the commitments hereunder or the funding of the Facilities on the Closing Date.

Each Lead Arranger, in its capacity as such under each of the Facilities, will manage, in consultation with you, all aspects of any syndication of the applicable Facility, including decisions as to the selection of institutions reasonably acceptable to you (your consent not to be unreasonably withheld or delayed) to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate (subject to your consent rights set forth in the third preceding paragraph and excluding Disqualified Lenders), the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Lead Arrangers in their syndication efforts, you agree to promptly prepare and provide (and to use commercially reasonable efforts to cause the Sponsor to provide and to use commercially reasonable efforts to cause, to the extent practical and appropriate and in all instances not in contravention of the terms of the Merger Agreement, the Company to provide) to the Lead Arrangers (x) all customary information with respect to you, Holdings, the Company and your and its respective subsidiaries and the Transactions set forth in clause (c) of the preceding paragraph, (y) the historical financial information required to be provided in accordance with paragraph 9 of Exhibit E hereto and (z) Projections (as defined below) and such other customary information as the Lead Arrangers may reasonably request in connection with the structuring, arrangement and syndication of the Facilities. For the avoidance of doubt, you will not be required to provide any information to the extent that the provision thereof would violate any law, rule or regulation, or any obligation of confidentiality binding upon, or waive any attorney-client privilege of, you, the Company or your or its respective subsidiaries and affiliates; provided that in the event that you do not provide information in reliance on this sentence, you shall provide notice to the Lead Arrangers that such information is being withheld and you shall use your commercially reasonable efforts to (i) communicate the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege and/or (ii) seek to obtain any necessary waivers in order to disclose such information (other than to the extent limited by attorney client privilege); provided, further, that none of the foregoing shall be construed to limit any of Intermediate Holdings’ or the Borrowers’ representations and warranties or any of the conditions, in any such case, set forth in this Commitment Letter or in the Term Facility Documentation, the Secured Bridge Facility Documentation or the ABL Facility Documentation (collectively, the “Facilities Documentation”). Notwithstanding anything herein to the contrary, the only financial statements that shall be required to be provided to the Commitment Parties in connection with the syndication of the Facilities shall be those required to be delivered pursuant to paragraphs 9 and 10 of Exhibit E and the provision of other information contemplated by this paragraph shall not constitute a condition to the commitments hereunder or the funding of the Facilities on the Closing Date.

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You hereby acknowledge that (a) the Lead Arrangers will make available Information (as defined below), customary financial estimates, forecasts and other projections (such projections, the “Projections”) and other offering and marketing materials and presentations, including confidential information memoranda customary for transactions of this type, to be used in connection with the syndication of the Facilities (collectively, the “Information Memoranda”) (such Information, Projections, other customary offering and marketing material and the Information Memoranda, collectively, with the Term Sheets, the “Information Materials”) on a confidential basis to the proposed syndicate of Lenders by posting the Information Materials on Intralinks, Debt X, SyndTrak Online or by similar electronic means and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders that wish to receive only information that is (i) publicly available or (ii) not material non-public information (“MNPI”) with respect to you, Holdings, Intermediate Holdings, the Borrower, any ABL Co-Borrower and your or their respective subsidiaries, the Company and its subsidiaries or your or their respective securities for purposes of United States federal or state securities laws) (collectively, the “Public Sider Information”; and each such Lender, a “Public Sider” and each Lender that is not a Public Sider, a “Private Sider”). You will be solely responsible for the contents of the Information Materials and each of the Commitment Parties shall be entitled to use and rely upon the information contained therein without responsibility for independent verification thereof.

At the reasonable request of the Lead Arrangers, you agree to assist (and to cause the Sponsor to assist and to use commercially reasonable efforts, to the extent practical and appropriate and in all instances not in contravention of the terms of the Merger Agreement, to cause the Company to assist) us in preparing an additional version of the Information Materials to be used in connection with the syndication of the Facilities that consists exclusively of information that is Public Sider Information with respect to Holdings, Intermediate Holdings, the Borrower, the ABL Co-Borrowers, the Company and their respective subsidiaries and securities for the purposes of United States, federal or state securities laws to be used by Public Siders. The Public Sider Information will be substantially consistent with the information that would be included in any offering memorandum for the Takeout Securities and in any filings made by you, Holdings, Intermediate Holdings, the Borrower, the ABL Co-Borrowers and your and their respective subsidiaries and the Company and its subsidiaries with the Securities and Exchange Commission. It is understood that in connection with your assistance described above, customary authorization letters will be included in any Information Materials that authorize the distribution thereof to prospective Lenders, represent that the additional version of the Information Materials includes only Public Sider Information and does not include MNPI (other than as set forth in the following paragraph of this Section 3 below), contain a customary “10b-5” representation and exculpates you, the Sponsor, the Investors, the Company, your and their respective affiliates and us and our affiliates with respect to any liability related to the use or misuse of the contents of the Information Materials or related offering and marketing materials by the recipients thereof. Before distribution of any Information Materials, at our reasonable request, you agree to identify that portion of the Information Materials that may be distributed to the Public Siders as “Public Information”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof. By marking Information Materials as “PUBLIC”, you shall be deemed to have authorized the Commitment Parties and the proposed Lenders to treat such Information Materials as not containing any information other than Public Sider Information (it being understood that if you are unable to reasonably determine if any such information is or is not Public Sider Information, you shall not be obligated to mark such information as “PUBLIC”). We will not make any Information Materials not marked “PUBLIC” available to Public Siders except as contemplated in the succeeding paragraph.

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You acknowledge and agree that, subject to the confidentiality and other provisions of this Commitment Letter, the following documents, without limitation, may be distributed to both Private Siders and Public Siders, unless you advise the Lead Arrangers in writing (including by email) within a reasonable time prior to their intended distribution that such materials contain information that is not Public Sider Information (provided that such materials have been provided to you and your counsel for review within a reasonable period of time prior thereto): (a) administrative materials prepared by the Lead Arrangers for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda), (b) term sheets and notification of changes in the Facilities’ terms and conditions, (c) drafts and final versions of the Facilities Documentation and (d) publicly filed financial statements of you, Holdings, the Company or your or their respective subsidiaries. If you advise us in writing (including by email), within a reasonable period of time prior to dissemination, that any of the foregoing contains information that is not Public Sider Information, then Public Siders will not receive such materials without your consent.

4. Information.

You hereby represent and warrant that (with respect to Information and Projections relating to the International Business (as defined in the Transaction Description) and its subsidiaries and its and their respective businesses, to your knowledge) (a) all written information and written data (such information and data, other than (i) the Projections, (ii) information of a general economic or industry specific nature and (iii) information derived from third-party reports, the “Information”), that has been or will be made available to any Commitment Party, directly or indirectly, by, or at the request of, you or any of your representatives on your behalf (including the Sponsor) in connection with the transactions contemplated hereby, when taken as a whole, is or will be, when furnished, correct in all material respects and does not or will not, when furnished and when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time) and (b) the Projections contained in the Information Memoranda have been or will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time such Projections are so furnished to the Commitment Parties; it being understood that the Projections are as to future events and are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material. You agree that, if at any time prior to the later of the Closing Date and the Syndication Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material respect if the Information and the Projections contained in the Information Memoranda were being furnished, and such representations and warranties were being made, at such time, then you will (or, prior to the Closing Date, with respect to the Information and such Projections relating to the International Business and its subsidiaries, will use commercially reasonable efforts to) promptly supplement the Information and such Projections such that (with respect to Information and Projections relating to the International Business and its subsidiaries and information derived from third-party reports, to your knowledge) such representations and warranties are correct in all material respects under those circumstances (or, in the case of the Information and Projections relating to the International Business and its subsidiaries and its and their respective businesses and information derived from third-party reports, to your knowledge, such representations and warranties are correct in all material respects under those circumstances). In conducting the transactions hereunder, each of the Commitment Parties will be entitled to use and rely primarily on the Information and the Projections contained in the Information Memoranda without responsibility for independent verification thereof.

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5. Fees.

As consideration for (i) the commitments of the Initial Lenders for each applicable Facility hereunder and (ii) for the agreements of each Lead Arranger of an applicable Facility and such Initial Lenders to perform the services described herein, you agree to pay (or cause to be paid) the fees set forth in the Term Sheets and that certain Amended and Restated Fee Letter dated the date hereof and delivered herewith between you and the applicable Commitment Parties with respect to each Facility (the “Fee Letter”), if and to the extent payable. Once paid, such fees shall not be refundable except as otherwise agreed in writing by us and you or set forth herein or therein.

6. Conditions.

The commitments of each Initial Lender hereunder to fund the Facilities on the Closing Date and the agreements of each Lead Arranger to perform the services described herein are subject solely to (a) in the case of the Term Facility, the conditions set forth in the section entitled “Conditions to Initial Borrowing” in Exhibit B, (b) in the case of the Secured Bridge Facility, the conditions set forth in the section entitled “Conditions to Borrowing” in Exhibit C and (c) in the case of the ABL Facility, the conditions set forth in the section entitled “Conditions to Initial Borrowing” in Exhibit D (collectively, as it relates to each Facility as set forth above, the “Exclusive Funding Conditions”) and upon satisfaction (or waiver by the applicable Initial Lenders and the applicable Lead Arrangers with respect to each Facility) of such Exclusive Funding Conditions, the initial funding and/or availability, as applicable, of the Facilities shall occur; it being understood and agreed that there are no other conditions (implied or otherwise) to the commitments hereunder, including compliance with the terms of this Commitment Letter, the Fee Letter and the Facilities Documentation.

Notwithstanding anything in this Commitment Letter (including each of the exhibits attached hereto), the Fee Letter, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations and warranties the making or accuracy of which shall be a condition to the availability and funding of any Facility on the Closing Date shall be (A) such of the representations made by, or with respect to, the Company and its subsidiaries in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that you (or your affiliates) have the right (taking into account any applicable cure provisions) to terminate your (or their) obligations under the Merger Agreement or to decline to consummate the Merger without resulting in (x) the payment of any fees, liquidated damages or other amounts under the Merger Agreement in accordance with the Merger Agreement or (y) liability to it or you (or such affiliate) as a result of a breach of such representations in the Merger Agreement (to such extent, the “Specified Merger Agreement Representations”) and (B) (x) with respect to the Term Facility and the Secured Bridge Facility, the Specified Representations (as defined below) made by Intermediate Holdings, the Borrower and the Guarantors (if any) under the applicable Facility (after giving effect to the Transactions) and (y) with respect to the ABL Facility, the Specified Representations made by Intermediate Holdings, the Borrower, the ABL Co-Borrowers and the ABL Guarantors under the ABL Facility (after giving effect to the Transactions) and (ii) the terms of the Term Facility Documentation, the Secured Bridge Facility Documentation and the ABL Facilities Documentation shall be in a form such that they do not impair the availability or funding of the Term Facility, the Secured Bridge Facility and the ABL Facility, as applicable, on the Closing Date if the Exclusive Funding Conditions with respect to such Facility are satisfied (or waived by the applicable Lead Arrangers) (it being understood that, to the extent any security interest in any Collateral (as defined in the Term Facility Term Sheet), Secured Bridge Collateral (as defined in the Secured Bridge Facility Term Sheet) and/or ABL Collateral (as defined in the ABL Facility Term Sheet) is not or cannot be provided and/or perfected or registered (as applicable) on the Closing Date (other than (i) assets pursuant to which a lien may be perfected solely by the filing of a financing statement under the Uniform Commercial Code or filing with the Companies House in the United Kingdom and a floating charge with respect to U.K. obligors and (ii) the delivery of stock certificates of Intermediate Holdings and its wholly-owned, material restricted subsidiaries formed or organized under

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the laws of any state of the United States of America or the District of Columbia (in each case, to the extent certificated) evidencing the equity interests required to be pledged pursuant to the Term Sheets with respect to which a lien may be perfected by the delivery of a stock or equivalent certificate, but, with respect to Intermediate Holdings and its subsidiaries, only to the extent received after use of commercially reasonable efforts to do so) after your use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral (as defined in the Term Facility Term Sheet), Secured Bridge Collateral (as defined in the Secured Bridge Facility Term Sheet) and/or ABL Collateral (as defined in the ABL Facility Term Sheet) shall not constitute a condition to the availability or initial funding of such Facility on the Closing Date, but instead shall be required to be delivered or perfected after the Closing Date pursuant to arrangements and timing to be mutually agreed (but, in any event, not earlier than ninety (90) days after the Closing Date or such longer period as may be agreed by (a) with respect to Term Priority Collateral under and as defined in Exhibit B, the Term Loan Administrative Agent and (b) with respect to ABL Priority Collateral under and as defined in Exhibit D, the ABL Administrative Agent, each in its sole discretion (and without any requirement for consent of the applicable Lenders) (provided that any such ABL Priority Collateral that is not delivered or perfected on the Closing Date (including any German and Irish collateral) shall not be included in the Borrowing Base until such time as it is so delivered or perfected) and the applicable Borrower, in each case, such Borrower acting reasonably)). For purposes hereof, “Specified Representations” means (x) with respect to the Term Facility and the Secured Bridge Facility, the representations and warranties of or made by the Holdings, Intermediate Holdings, the Borrower and each other Guarantor to be set forth in the applicable Facilities Documentation relating to organizational status of Holdings, Intermediate Holdings, the Borrower and the other Guarantors; power and authority, due authorization, execution and delivery and enforceability, in each, case related to the borrowing under, guaranteeing under, performance of, and granting of security interests in the Collateral pursuant to, the applicable Facilities Documentation; the incurrence of the loans to be made under the applicable Facility and the provision of the Guarantees, in each case under the applicable Facility, and the granting of the security interests in the Collateral to secure the applicable Facility, do not conflict with the organizational documents of Holdings, Intermediate Holdings, the Borrower and each other Guarantor; solvency (solvency to be defined in a manner consistent with the manner in which solvency is determined in the solvency certificate to be delivered pursuant to paragraph 8 of Exhibit E hereto) as of the Closing Date (after giving effect to the Transactions) of Intermediate Holdings and its subsidiaries on a consolidated basis; Federal Reserve margin regulations; the Investment Company Act; the use of proceeds of the loans under the applicable Facility not violating the OFAC, the FCPA or the PATRIOT Act or other analogous laws in the United Kingdom, Ireland or Germany; and subject to the parenthetical in the immediately preceding sentence, creation, validity and perfection of security interests to be granted in the Collateral securing the applicable Facility and (y) with respect to the ABL Facility, the representations and warranties of or made by the ABL Parent Guarantor (as defined in Exhibit D), Intermediate Holdings, the ABL Borrowers and each other ABL Guarantor to be set forth in the ABL Facility Documentation, as applicable, relating to organizational status of the ABL Parent Guarantor, Intermediate Holdings, the ABL Borrowers and the other ABL Guarantors; power and authority, due authorization, execution and delivery and enforceability, in each case related to, the borrowing under, guaranteeing under, performance of, and granting of security interests in the ABL Priority Collateral pursuant to, the ABL Facility Documentation; the incurrence of the loans to be made under the ABL Facility and the provision of the ABL Guarantees, in each case under the ABL Facility, and the granting of the security interests in the ABL Priority Collateral to secure the ABL Facility, do not conflict with the organizational documents of each ABL Parent Guarantor, Intermediate Holdings, the ABL Borrowers and each other ABL Guarantor; solvency (solvency to be defined in a manner consistent with the manner in which solvency is determined in the solvency certificate to be delivered pursuant to paragraph 8 of Exhibit E hereto) as of the Closing Date (after giving effect to the Transactions) of Intermediate Holdings and its subsidiaries on a consolidated basis; Federal Reserve margin regulations; the Investment Company Act; the use of proceeds of the ABL Loans not violating the OFAC, the FCPA or the PATRIOT Act or other analogous laws in the United Kingdom,

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Ireland or Germany; and subject to the parenthetical in the immediately preceding sentence, creation, validity and perfection of security interests to be granted in the ABL Collateral. This paragraph, and the provisions herein, shall be referred to as the “Certain Funds Provisions”.

7. Indemnity; Expenses.

To induce the Commitment Parties to enter into this Commitment Letter and the Fee Letter and to proceed with the documentation of the Facilities, you agree (a) to indemnify and hold harmless each Commitment Party, its respective affiliates and the respective officers, directors, employees, agents, advisors and other representatives and the successors of each of the foregoing (each, an “Indemnified Person”), from and against any and all losses, claims, damages and liabilities (collectively, “Losses”) of any kind or nature and reasonable and documented or invoiced out-of-pocket fees and expenses (limited in the case of legal fees and expenses, as set forth below), joint or several, to which any such Indemnified Person may become subject, in the case of any such Losses and related expenses, to the extent arising out of, resulting from or in connection with this Commitment Letter (including the Term Sheets), the Original Commitment Letter, the Fee Letter, the Original Fee Letter (as defined in the Fee Letter) the Transactions or any related transaction contemplated hereby, the Facilities, or any use of the proceeds thereof (including, without limitation, any claim, litigation, investigation or proceeding (including any inquiry or investigation) relating to any of the foregoing, (a “Proceeding”)), regardless of whether any such Indemnified Person is a party thereto, whether or not such Proceedings are brought by you, your equity holders, affiliates, creditors or any other third person, and to reimburse each such Indemnified Person within thirty (30) days after receipt of a written request, together with reasonably detailed backup documentation, for any reasonable and documented or invoiced out-of-pocket expenses and reasonable legal fees and expenses of one (1) firm of counsel for the Term Facility and the Secured Bridge Facility and one (1) firm of counsel for the ABL Facility for all such Indemnified Persons with respect to such Facilities, taken as a whole and, if necessary, of a single firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for such Facilities for all such Indemnified Persons with respect to such Facilities, taken as a whole, and, solely in the case of an actual or reasonably perceived conflict of interest where the Indemnified Person affected by such conflict notifies you of the existence of such conflict and thereafter retains its own counsel, by such other one (1) firm of counsel for the Term Facility and the Secured Bridge Facility and one (1) firm of counsel for the ABL Facility, in each case, for such affected Indemnified Person under such Facilities, in each appropriate jurisdiction (which may include a single special conflicts counsel acting in multiple jurisdictions), or other reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses or related expenses to the extent that they have resulted from (i) the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of such Indemnified Person’s affiliates or any of its or their respective officers, directors, employees, agents, advisors or other representatives of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach of the obligations under this Commitment Letter or under the Original Commitment Letter of such Indemnified Person or any of such Indemnified Person’s affiliates or of any of its or their respective officers, directors, employees, agents, advisors or other representatives of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any Proceeding (other than a Proceeding against an Administrative Agent or Lead Arranger acting pursuant to this Commitment Letter, the Original Commitment Letter or in its capacity as such or of any of its affiliates or its or their respective officers, directors, employees, agents, advisors and other representatives and the successors of each of the foregoing) solely between or among Indemnified Persons not arising from any act or omission by you or any of your affiliates and (b) to the extent that the Closing Date occurs, to reimburse each Commitment Party from time to time, upon presentation of a summary statement, for all reasonable and documented or invoiced out-of-pocket expenses (including, but not limited to, expenses of each

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Commitment Party’s due diligence investigation, expenses for field examinations and inventory appraisals, consultants’ fees (to the extent any such consultant has been retained with your prior written consent (such consent not to be unreasonably withheld or delayed)), syndication expenses, travel expenses and reasonable fees, disbursements and other charges of a single firm of counsel to the Commitment Parties for the Term Facility and the Secured Bridge Facility and a single firm of counsel to the Commitment Parties for the ABL Facility, in each case, identified in the Term Sheets and, if necessary, of a single firm of local counsel to the Commitment Parties under such Facilities in each appropriate jurisdiction (which may include a single firm of special counsel acting in multiple jurisdictions) and of such other counsel retained with your prior written consent (such consent not to be unreasonably withheld or delayed)), in each case incurred in connection with the Facilities and the preparation, negotiation and enforcement of this Commitment Letter, the Original Commitment Letter, the Fee Letter, the Original Fee Letter, the Facilities Documentation and any security arrangements in connection therewith (collectively, the “Expenses”; provided that (x) only one (1) inventory appraisal and one (1) field examination shall be included within the definition of Expenses) and (y) the reasonable out of pocket fees and expenses in connection with such inventory appraisal and field examinations shall be reimbursed regardless of whether the Closing Date occurs (such reimbursement to occur upon the earlier of the Closing Date and the termination of this Commitment Letter). The foregoing provisions in this paragraph shall be superseded in each case, to the extent covered thereby, by the applicable provisions contained in the Facilities Documentation upon execution thereof and thereafter shall have no further force and effect. You acknowledge that we may receive a benefit, including without limitation, a discount, credit or other accommodation, from any of such counsel based on the fees such counsel may receive on account of their relationship with us including, without limitation, fees paid pursuant hereto.

Notwithstanding any other provision of this Commitment Letter, (i) no Commitment Party or any of their respective affiliates or controlling persons or other respective officers, directors, employees, successors, partners, agents, advisors or representatives of each of the foregoing (each, an “Exculpated Person”) shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of such Exculpated Person or any of such Exculpated Person’s affiliates or any of its or their respective officers, directors, employees, agents, advisors or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision) and (ii) none of us, you (or any of your affiliates), the Investors (or any of their respective affiliates), the Company (or any of its subsidiaries) or any Exculpated Person shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with this Commitment Letter, the Original Commitment Letter, the Fee Letter, the Original Fee Letter, the Transactions (including each Facility and the use of proceeds thereunder) or with respect to any activities related to any Facility, including the preparation of this Commitment Letter, the Original Commitment Letter, the Fee Letter, the Original Fee Letter and the Facilities Documentation; provided that nothing in this paragraph shall limit your indemnity and reimbursement obligations to the extent that such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with the applicable Exculpated Person with respect to which the applicable Exculpated Person is entitled to indemnification as set forth in the immediately preceding paragraph.

You shall not be liable for any settlement of any Proceeding effected without your written consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such Proceeding, you agree to indemnify and hold harmless each Indemnified Person from and against any and all Losses and related expenses by reason of such settlement or judgment in accordance with and to the extent provided in the other provisions of this Section 7. If the indemnifying party has reimbursed any Indemnified Person for any legal or other expenses in accordance with such request and there is a final

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and non-appealable judicial determination by a court of competent jurisdiction that the Indemnified Person was not entitled to indemnification or contribution rights with respect to such payment pursuant to this Section 7, then the Indemnified Person shall promptly refund such amount.

You shall not, without the prior written consent of any Indemnified Person (which consent shall not be unreasonably withheld or delayed) (it being understood that the withholding of consent due to non- satisfaction of any of the conditions described in clauses (i) and (ii) of this sentence shall be deemed reasonable), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Indemnified Person.

8. Sharing of Information, Absence of Fiduciary Relationships, Affiliate Activities.

You acknowledge that the Commitment Parties and their affiliates may be providing debt financing, equity capital or other services (including, without limitation, financial advisory services) to other persons in respect of which you, the Company and your and its respective affiliates and subsidiaries may have conflicting interests regarding the transactions described herein and otherwise. In addition, you acknowledge that the Commitment Parties may be arranging or providing (or contemplating arranging or providing) a committed form of acquisition financing to other potential purchasers of the Company and that, in such capacity, such Commitment Parties may acquire information about the Company, the sale thereof, and such other potential purchasers and their strategies and proposals, but such Commitment Parties shall have no obligation to disclose to you the substance of such information or the fact that such Commitment Parties are in possession thereof. None of the Commitment Parties or their affiliates will use confidential information obtained from you, the Company and your and its respective affiliates and subsidiaries by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you, the Company and your and its respective affiliates and subsidiaries in connection with the performance by them or their affiliates of services for other persons, and none of the Commitment Parties or their affiliates will furnish any such information to other persons, except to the extent permitted below. You also acknowledge that none of the Commitment Parties or their affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by them from other persons.

In particular, please note that each of UBS, JPM, GS, Citi and Wells Fargo and/or its affiliates has been retained by the Sponsor as financial advisor (in such capacity, a “Financial Advisor”) to the Sponsor in connection with the Merger. You agree to such retention, and further agree not to assert any claim you might allege based on any actual or potential conflicts of interest that might be asserted to arise or result from, on the one hand, the engagement of such Financial Advisor, and on the other hand, our and our affiliates’ relationships with you as described and referred to herein. You acknowledge that, in such capacity a Financial Advisor may recommend that the Sponsor not pursue or accept your offer or proposal for the Merger or advise the Sponsor in other manners adverse to your interests. You further acknowledge that no Commitment Party or Lead Arranger shall be imputed to have knowledge of confidential information provided to or obtained by any Financial Advisor in its capacity as a Financial Advisor to the Sponsor.

As you know, certain of the Commitment Parties and their affiliates are full-service securities firms engaged, either directly or through their affiliates, in various activities, including securities trading, commodities trading, investment management, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities,

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certain of the Commitment Parties and their respective affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of you, the Company and other companies which may be the subject of the arrangements contemplated by this Commitment Letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities. Certain of the Commitment Parties or their affiliates may also co-invest with, make direct investments in and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of you, the Company or other companies which may be the subject of the arrangements contemplated by this Commitment Letter or engage in commodities trading with any thereof.

The Commitment Parties and their respective affiliates may have economic interests that conflict with those of you or the Company and may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates, and the Commitment Parties have no obligation to disclose any interests to you or your affiliates. You agree that the Commitment Parties will act under this Commitment Letter as independent contractors and that nothing in this Commitment Letter or the Fee Letter will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Commitment Parties and you, the Company, your and its respective equity holders or your and their respective affiliates. You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter and the Fee Letter are arm’s-length commercial transactions between the Commitment Parties and, if applicable, their affiliates, on the one hand, and you, on the other, (ii) in connection therewith and with the process leading to such transaction each Commitment Party and its applicable affiliates (as the case may be) is acting solely as a principal and has not been, is not and will not be acting as agents, advisors or fiduciaries of you, the Company, your and its management, equity holders, creditors, affiliates or any other person, (iii) the Commitment Parties and their applicable affiliates (as the case may be) have not assumed an advisory or fiduciary responsibility or any other obligation in favor of you or your affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Commitment Parties or any of their respective affiliates have advised or are currently advising you or the Company on other matters) except the obligations expressly set forth in this Commitment Letter and the Fee Letter and (iv) the Commitment Parties have not provided any legal, accounting, regulatory or tax advice and you have consulted your own legal and financial advisors to the extent you deemed appropriate. You further acknowledge and agree that you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto. You agree that you will not claim that the Commitment Parties or their applicable affiliates, as the case may be, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to you or your affiliates, in connection with such transactions or the process leading thereto, and you agree not to assert any claims against the Commitment Parties based on an alleged breach of fiduciary duty by the Commitment Parties in connection herewith or assert any claim based on any actual or potential conflict of interests that might be asserted to arise from the engagement of any Commitment Party hereunder and the transactions contemplated hereby, on the one hand, and the engagement of any Commitment Party or any of their respective affiliates acting as a financial advisor to you, the Company or any of your respective affiliates, on the other hand.

Furthermore, you acknowledge that the Commitment Parties and their respective affiliates may have fiduciary or other relationships whereby the Commitment Parties and their respective affiliates may exercise voting power over securities and loans of various persons, which securities and loans may from time to time include securities and loans of the Company, potential Lenders or others with interests in respect of the Facilities. You acknowledge that the Commitment Parties and their respective affiliates may exercise such powers and otherwise perform their functions in connection with such fiduciary or other relationships without regard to the Commitment Parties’ relationship to you or the Company hereunder.

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9. Confidentiality.

You agree that you will not disclose, directly or indirectly, the Original Commitment Letter, the Fee Letter, the Original Fee Letter or the respective contents thereof or, prior to your acceptance hereof, this Commitment Letter, the Term Sheets, the other exhibits and attachments hereto or the contents of each thereof, or the activities of any Commitment Party pursuant hereto or thereto, to any person or entity, except (a) to the Investors, and to your and any of the Investors’ affiliates and limited partners and your and their respective officers, directors, agents, employees, attorneys, accountants, advisors, controlling persons and equity holders and to actual and potential co-investors who are informed of the confidential nature thereof, on a confidential and need-to-know basis, (b) if the Commitment Parties consent in writing (such consent not to be unreasonably withheld or delayed) to such proposed disclosure or (c) pursuant to the order of any court or administrative agency in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process or to the extent requested or required by governmental and/or regulatory authorities, in each case based on the advice of your legal counsel (in which case you agree, to the extent practicable and not prohibited by applicable law, rule or regulation to inform us promptly thereof prior to disclosure); provided that (i) you may disclose this Commitment Letter and the Original Commitment Letter (but not the Fee Letter, the Original Fee Letter or the respective contents thereof) and the contents hereof and thereof, as applicable, to the Company, its subsidiaries and its and their respective officers, directors, agents, employees, attorneys, accountants, controlling persons or advisors, on a confidential and need-to-know basis, (ii) you may disclose this Commitment Letter, the Original Commitment Letter and their respective contents including the Term Sheets and other exhibits and attachments hereto (but not the Fee Letter, the Original Fee Letter or the respective contents thereof) in any syndication or other marketing materials in connection with the Facilities (including the Information Materials) or in connection with any public or regulatory filing requirements relating to the Transactions, (iii) you may disclose the Term Sheets and the other exhibits and annexes to this Commitment Letter, the Original Commitment Letter and the contents thereof, to potential Lenders and their affiliates involved in the related commitments and to rating agencies in connection with obtaining the Ratings, (iv) you may disclose the aggregate fee amount contained in the Fee Letter or the Original Fee Letter as part of Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transactions to the extent customary or required in offering and marketing materials for the Facilities, the Takeout Securities or in any public or regulatory filing relating to the Transactions or any offering or private placement of any Takeout Securities (and only to the extent aggregated with all other fees and expenses of the Transactions and not presented as an individual line item unless required by applicable law, rule or regulation), (v) you may disclose (including a customary description) the existence of the Commitment Letter or the Original Commitment Letter (but not the Fee Letter or the Original Fee Letter) in any customary Rule 144A/Regulation S offering memorandum for primary or secondary offerings of the debt securities related to the Takeout Securities and (vi) if the fee amounts payable pursuant to the Fee Letter and the Original Fee Letter and the economic terms of the “Market Flex Provisions” in the Fee Letter and the Original Fee Letter (collectively, the “Market Flex Provisions”) and the economic terms of the “Securities Demand” provisions in the Fee Letter and the Original Fee Letter have been redacted in a manner reasonably agreed by us, you may disclose the Fee Letter, the Original Fee Letter and the respective contents thereof to the Company, its subsidiaries and its and their respective officers, directors, employees, agents, attorneys, accountants, controlling persons and advisors, on a confidential and need-to-know basis. The confidentiality provisions set forth in this paragraph shall survive the termination of this Commitment Letter and expire and, except with respect to the Fee Letter, the Original Fee Letter and the respective contents thereof, shall be of no further effect after the second anniversary of the Original Signing Date.

The Commitment Parties and their affiliates will use all non-public information provided to them or such affiliates by or on behalf of you hereunder or in connection with the Transactions solely for the

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purpose of providing the services which are the subject of this Commitment Letter and negotiating, evaluating and contemplating the transactions contemplated hereby and shall treat confidentially all such information and shall not publish, disclose or otherwise divulge such information; provided that nothing herein shall prevent the Commitment Parties and their affiliates from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process based on the reasonable advice of counsel (in which case the Commitment Parties agree (except with respect to any audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform you promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over the Commitment Parties or any of their respective affiliates (in which case the Commitment Parties agree (except with respect to any audit or examination conducted by bank accountants or any governmental or bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform you promptly thereof prior to disclosure), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by the Commitment Parties or any of their affiliates or any related parties thereto (including the persons referred to in clause (f) below) in violation of any confidentiality obligations owing to you, the Company, the Investors or any of your or their respective subsidiaries or affiliates or related parties, (d) to the extent that such information is or was received by the Commitment Parties from a third party that is not, to the Commitment Parties’ knowledge, subject to contractual or fiduciary confidentiality obligations owing to you, the Company or any of your or their respective affiliates or related parties, (e) to the extent that such information was already in our possession prior to the Original Signing Date, or is independently developed by the Commitment Parties without the use of any confidential information and without violating the terms of this Commitment Letter, (f) to the Commitment Parties’ affiliates and to the Commitment Parties’ and their affiliates’ respective directors, officers, employees, legal counsel, independent auditors, professionals and other experts or agents (other than (i) any of its affiliates that are engaged as principals primarily in private equity, mezzanine financing or venture capital or any of such affiliates’ officers, directors, employees, legal counsel, independent auditors, professionals and other experts or agents and (ii) any of its affiliates and any of their employees that are engaged directly or indirectly in a sale of the Company and its subsidiaries as sell-side representative or any such affiliate’s officers, directors, employees, legal counsel, independent auditors, professionals and other experts or agents, in each case other than a limited number of senior employees who are required, in accordance with industry regulations or such Commitment Party’s internal policies and procedures, to act in a supervisory capacity and other than such Commitment Party’s or such affiliate’s legal, compliance, risk management, credit or investment committee members (collectively, the “Excluded Parties”)) who need to know such information in connection with the Transactions and who otherwise are informed of the confidential nature of such information and who are subject to customary confidentiality obligations of professional practice or who agree in writing to be bound by the terms of this paragraph (or language substantially similar to this paragraph) (with each such Commitment Party, to the extent within its control, responsible for such person’s compliance with this paragraph), (g) for the purposes of establishing a “due diligence” defense or (h) to potential or prospective Lenders, participants or assignees and to any direct or indirect contractual counterparty to any swap or derivative transaction relating to Intermediate Holdings or any of its subsidiaries, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph); provided that (i) the disclosure of any such information to any Lenders, participants, assignees, hedge providers or prospective Lenders shall be made subject to the acknowledgment and acceptance by such Lender, participant, assignee, hedge provider or prospective Lender that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and each Commitment Party, including, without limitation, as agreed in any Information Materials or other marketing materials) in accordance with the standard syndication processes of such Commitment Party or customary market

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standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such information and (ii) no such disclosure shall be made by such Commitment Party to any person that is at such time a Disqualified Lender. In the event that the Facilities are funded, the Commitment Parties’ and their affiliates’, if any, obligations under this paragraph shall terminate automatically and, to the extent covered thereby, be superseded by the confidentiality provisions in the Facilities Documentation upon the initial funding thereunder to the extent such provisions are binding on such Commitment Party. Otherwise, the confidentiality provisions set forth in this paragraph shall survive the termination of this Commitment Letter and expire and shall be of no further effect after the second anniversary of the Original Signing Date.

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing, in good faith, information regarding suspected material violations of laws, rules or regulations to a governmental, regulatory or self-regulatory authority to the extent that any such disclosure is required by such laws, rules or regulations, in each case to the extent required by applicable law.

Notwithstanding anything in this Section 9 to the contrary, we may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or World Wide Web as we may choose, and circulate similar promotional materials, after the closing of the Transactions in the form of a “tombstone” or otherwise describing the names of you, the Borrower and your and its affiliates (or any of them), and the amount, type and closing date of the Transactions, all at our expense.

For the avoidance of doubt, nothing in this Section 9 shall prohibit any person from voluntarily disclosing or providing any information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

The confidentiality provisions in this Section 9 shall supersede any prior confidentiality arrangements or agreements in connection with the Transactions between the Commitment Parties and you or your affiliates.

10. Miscellaneous.

This Commitment Letter and the commitments hereunder shall not be assignable by any party hereto (other than any assignment (i) subject to the limitations set forth in Section 3 above, by an Initial Lender to any Lender and (ii) by you to the Borrower) without the prior written consent of each other party hereto (such consent not to be unreasonably withheld or delayed) (and any attempted assignment without such consent shall be null and void). This Commitment Letter and the commitments hereunder are intended to be solely for the benefit of the parties hereto (and Indemnified Persons to the extent expressly set forth herein) and are not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons to the extent expressly set forth herein). Subject to the limitations set forth in Section 3 above, the Commitment Parties reserve the right to employ the services of their affiliates or branches (other than any Excluded Party) in providing services contemplated hereby and to allocate, in whole or in part, to their affiliates or branches certain fees payable to the Commitment Parties in such manner as the Commitment Parties and their affiliates or branches may agree in their sole discretion and, to the extent so employed, such affiliates and branches shall be entitled to the benefits and protections afforded to, and shall be subject to the provisions governing the conduct of, the Commitment Parties hereunder. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the Commitment Parties and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be

17

deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. The words “execution”, “signed”, “signature”, “delivery” and words of like import in this Commitment Letter shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. THIS COMMITMENT LETTER, AND ANY CLAIM, CONTROVERSY OR DISPUTE (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) ARISING UNDER, OR RELATED TO, THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; provided, however, that it is understood and agreed that (a) the interpretation of the definition of “Company Material Adverse Effect” (as defined in the Merger Agreement) (and whether or not a Company Material Adverse Effect (as defined in the Merger Agreement) has occurred), (b) the determination of the accuracy of any Specified Merger Agreement Representation and whether as a result of any inaccuracy thereof you (or your affiliates) have the right (taking into account any applicable cure provisions) to terminate your (or your affiliates’) obligations under the Merger Agreement or such inaccuracy results in a failure of a condition precedent to your obligations in the Merger Agreement to consummate the Merger and (c) the determination of whether the Merger has been consummated in accordance with the terms of the Merger Agreement, in each case shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Each of the parties hereto agrees that (i) this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, subject without limitation to the satisfaction (or waiver by each party hereto) of the conditions precedents set forth herein and an agreement of each party to negotiate in good faith the Facilities Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the commitment provided hereunder is subject only to conditions precedent as expressly provided herein, and (ii) the Fee Letter is a legally valid and binding agreement of the parties thereto with respect to the subject matter set forth therein.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in Manhattan, and any appellate court from any thereof, in any action or proceeding (whether in contract, tort or otherwise and whether at law or in equity) arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall only be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of

18

or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any New York State or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to you or us at the addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any such court.

Each of the Commitment Parties hereby notifies you that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (as amended, the “PATRIOT Act”) and the requirements of 31 C.F.R §1010.230 (the “Beneficial Ownership Regulation”), it and each Lender is required to obtain, verify and record information that identifies each Borrower and each Guarantor, which information includes names, addresses, tax identification numbers and other information that will allow such Commitment Party and such Lender to identify each Borrower and each Guarantor in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and the Beneficial Ownership Regulation and is effective for the Commitment Parties and each Lender. You hereby acknowledge and agree that the Commitment Parties shall be permitted to share any or all such information with the Lenders.

Notwithstanding any other term of the Commitment Letter or any other agreement, arrangement or understanding between the parties hereto, each party acknowledges and accepts that any liability of any party to any other party under or in connection with the Commitment Letter may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of the Commitment Letter to the extent necessary to give effect to any Bail-In Action in relation to any such liability. For the purposes of this paragraph:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“Bail-In Action” means the exercise of any Write-down and Conversion Powers;

“Bail-In Legislation” means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to any state other than such an EEA Member Country, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and (c) in relation to the United Kingdom, the UK Bail-In Legislation;

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

19

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to any other applicable Bail-In Legislation other than the UK Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation; and (c) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

The indemnification, exculpation, compensation (if applicable), reimbursement (if applicable), jurisdiction, governing law, venue, waiver of jury trial, syndication and confidentiality provisions contained herein and in the Fee Letter and the provisions of Section 8 of this Commitment Letter shall remain in full force and effect regardless of whether the Facilities Documentation shall be executed and delivered and notwithstanding the termination or expiration of this Commitment Letter or the Initial Lenders’ commitments hereunder; provided that your obligations under this Commitment Letter (except as specifically set forth in the third through seventh paragraphs of Section 3 of this Commitment Letter and the penultimate sentence of Section 4 of this Commitment Letter, and other than your obligations with respect to the confidentiality of this Commitment Letter, the Fee Letter and the contents hereof and thereof) shall automatically terminate and be superseded, in each case to the extent covered thereby, by the provisions of the respective applicable Facilities Documentation upon the initial funding thereunder, and you shall automatically be released from all liability in connection therewith at such time. You may terminate this Commitment Letter and the Initial Lenders’ commitments with respect to the Facilities hereunder at any time subject to the provisions of the preceding sentence. In addition, in the event that a lesser amount of indebtedness is required to fund the Transactions for any reason, you may reduce or terminate the Initial Lenders’ commitments with respect to any or all of the Facilities (on a pro rata basis amongst the applicable Initial Lenders in respect of any such Facility), in each case, in a manner consistent with the allocation of purchase price reduction described under paragraph 1 of Exhibit E regardless of whether or not such reduction or termination is made in connection with a purchase price reduction.

Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.

This Commitment Letter and the Fee Letter shall become effective upon execution and delivery by all parties hereto and thereto, respectively.

20

Upon execution and delivery of this Commitment Letter and the Fee Letter by you at or prior to such time, we agree to hold our commitments to provide the Facilities and our other undertakings in connection therewith available for you until the earliest of (i) after execution of the Merger Agreement and prior to the consummation of the Merger, the termination of the Merger Agreement in accordance with its terms (other than with respect to provisions therein that expressly survive termination), prior to closing of the Merger, (ii) the consummation of the Merger without the funding or effectiveness of the Facilities and (iii) 11:59 p.m., New York City time, on the fifth Business Day (as defined in the Merger Agreement as in effect on the Original Signing Date) following the Outside Date (as defined in the Merger Agreement as in effect on the Original Signing Date and determined after giving effect to any extensions thereto as set forth in the Merger Agreement as in effect on the Original Signing Date). Upon the occurrence of any of the events referred to in the preceding sentence, the commitments to provide the Facilities and our other undertakings in connection therewith shall automatically terminate unless the Commitment Parties shall, in their discretion, agree to an extension in writing.

[Remainder of this page intentionally left blank]

21

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours

JPMORGAN CHASE BANK, N.A. LONDON BRANCH

By:	/s/ Virginia Green
Name: Virginia Green
Title: Vice President

J.P. MORGAN SECURITIES PLC

By:	/s/ Haripreetha Parthasarathy
Name: Haripreetha Parthasarathy
Title: Executive Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ Maurice Dattas
Name: Maurice Dattas
Title: Vice President

UBS AG, LONDON BRANCH

By:	/s/ Upsana Verma
Name: Upsana Verma
Title: Managing Director

By:	/s/ Tsan Wu
Name: Tsan Wu
Title: Executive Director

GOLDMAN SACHS BANK USA

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to Commitment Letter]

CITICORP NORTH AMERICA, INC.

By:	/s/ Carles Jou
Name: Carles Jou
Title: Managing Director

CITIBANK, N.A. LONDON BRANCH

By:	/s/ Christopher Marino
Name: Christopher Marino
Title: Vice President & Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Sandeep Desai
Name: Sandeep Desai
Title: Managing Director

By:	/s/ William Frauen
Name: William Frauen
Title: Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Sandeep Desai
Name: Sandeep Desai
Title: Managing Director

By:	/s/ William Frauen
Name: William Frauen
Title: Managing Director

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By:	/s/ Sandeep Desai
Name: Sandeep Desai
Title: Managing Director

By:	/s/ William Frauen
Name: William Frauen
Title: Managing Director

[Signature Page to Commitment Letter]

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jordan Harris
Name: Jordan Harris
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, LONDON BRANCH

By:	/s/ N B Hogg
Name: N B Hogg
Title: Authorised Signatory

WELLS FARGO SECURITIES, LLC

By:	/s/ Peter J. Dillulo
Name: Peter J. Dillulo
Title: Managing Director

MIZUHO BANK, LTD.

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Managing Director

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Brian Prettyman
Name: Brian Prettyman
Title: Senior Vice President

PNC FINANCIAL SERVICES UK LTD

Signed by PNC BUSINES CREDIT a trading style of PNC FINANCIAL SERVICES UK LTD acting by:

[Signature Page to Commitment Letter]

Authorized Signatory: /s/ Daniel Harrison
Name: Daniel Harrison

Authorized Signatory: /s/ Graham Barber
Name: Graham Barber

Address:	PNC House, 34/36 Perrymount Road, Haywards Heath, West Sussex, RH16 3DN
Email	pncukbc@pnc.com
Attention:	The Directors, PNC Business Credit

PNC CAPITAL MARKETS LLC

By:	/s/ Brian Prettyman
Name: Brian Prettyman
Title: Managing Director

ROYAL BANK OF CANADA

By:	/s/ John Cokinos
Name: John Cokinos
Title: Managing Director

THE BANK OF NOVA SCOTIA

By:	/s/ David Tuder
Name: David Tuder
Title: Managing Director

THE BANK OF NOVA SCOTIA, LONDON BRANCH

By:	/s/ Pavinder Klair
Name: Pavinder Klair
Title: Director

By:	/s/ Rory McCarthy
Name: Rory McCarthy
Title: Director

[Signature Page to Commitment Letter]

CIBC WORLD MARKETS CORP.

By:	/s/ Vishal Bhalla
Name: Vishal Bhalla
Title: Managing Director

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Marc Mainelli
Name: Marc Mainelli
Title: Authorized Signatory

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Claire Townsley
Name: Claire Townsley
Title: Director

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By:	/s/ Mike Tkach
Name: Mike Tkach
Title: Authorized Signatory

TD BANK, N.A.

By:	/s/ Donald T. Cavanagh
Name: Donald T. Cavanagh, Jr
Title: SVP

TD SECURITIES (USA) LLC

By:	/s/ K. Alper Ilgar
Name: K. Alper Ilgar
Title: Managing Director

[Signature Page to Commitment Letter]

BNP PARIBAS

By:	/s/ Ali Mehdi
Name: Ali Mehdi
Title: Managing Director

By:	/s/ Michael O’Brien
Name: Michael O’Brien
Title: Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Ali Mehdi
Name: Ali Mehdi
Title: Managing Director

By:	/s/ Michael O’Brien
Name: Michael O’Brien
Title: Managing Director

CITIZENS BANK, N.A.

By:	/s/ Charles T. Bender
Name: Charles T. Bender
Title: Managing Director

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By:	/s/ Matt Holbrook
Name: Matt Holbrook
Title: Managing Director

By:	/s/ Mark Pienkos
Name: Mark Pienkos
Title: Managing Director

[Signature Page to Commitment Letter]

TRUIST BANK

By:	/s/ Ron Caldwell
Name: Ron Caldwell
Title: Managing Director

TRUIST SECURITIES, INC.

By:	/s/ Kristie Bartoe
Name: Kirstie Bartoe
Title: Director

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Daniel Yu
Name: Daniel Yu
Title: Senior Vice President

[Signature Page to Commitment Letter]

The provisions of this Commitment Letter are accepted and agreed to as of the date first written above:

BLAZING STAR MERGER SUB, INC.

By:	/s/ Kevin Burke
Name: Kevin Burke
Title: Co-President

[Signature Page to Commitment Letter]

SCHEDULE 1

COMMITMENTS

* indicates “lead left” status for applicable Facility

Designation as “Lead Arranger” means sole lead arranger and bookrunner of applicable Facility (or joint lead arranger and joint bookrunner where more than one entity is identified as Lead Arranger). Designation as “Administrative Agent” means sole and exclusive administrative agent of the applicable Facility.

TERM FACILITY

Commitment Party	Commitment Percentage/Amount		Title
J.P. Morgan Securities plc*	N/A	N/A	Lead Arranger
JPMorgan Chase Bank, N.A. London Branch	10.5%	$236,250,000	Initial Lender
JPMorgan Chase Bank, N.A.	N/A	N/A	Administrative Agent
Goldman Sachs Bank USA	10.5%	$236,250,000	Lead Arranger, Initial Lender
UBS AG London Branch	10.5%	$236,250,000	Lead Arranger, Initial Lender
Citicorp North America, Inc.	10.5%	$236,250,000	Initial Lender
Citibank, N.A., London Branch	N/A	N/A	Lead Arranger
Deutsche Bank AG New York Branch	10.5%	$236,250,000	Initial Lender
Deutsche Bank Securities Inc.	N/A	N/A	Lead Arranger
Wells Fargo Bank, National Association	10.5%	$236,250,000	Initial Lender
Wells Fargo Securities, LLC	N/A	N/A	Lead Arranger
Mizuho Bank, Ltd.	5.0%	$112,500,000	Lead Arranger, Initial Lender
PNC Bank, National Association	5.0%	$112,500,000	Initial Lender
PNC Capital Markets LLC	N/A	N/A	Lead Arranger
Royal Bank of Canada	5.0%	$112,500,000	Lead Arranger, Initial Lender
The Bank of Nova Scotia	3.0%	$67,500,000	Lead Arranger, Initial Lender
CIBC World Markets Corp.	N/A	N/A	Lead Arranger
Canadian Imperial Bank of Commerce	3.0%	$67,500,000	Initial Lender
Citizens Bank, N.A.	3.0%	$67,500,000	Lead Arranger, Initial Lender
TD Securities (USA) LLC	N/A	N/A	Lead Arranger
The Toronto-Dominion Bank, New York Branch	3.0%	$67,500,000	Initial Lender
BNP Paribas	2.5%	$56,250,000	Initial Lender
BNP Paribas Securities Corp.	N/A	N/A	Lead Arranger
Fifth Third Bank, National Association	2.5%	$56,250,000	Lead Arranger, Initial Lender
Truist Bank	2.5%	$56,250,000	Initial Lender
Truist Securities, Inc.	N/A	N/A	Lead Arranger
U.S. Bank National Association	2.5%	$56,250,000	Lead Arranger, Initial Lender

TOTAL	100%	$2,250,000,000

DOLLAR TRANCHE SECURED BRIDGE FACILITY

Commitment Party	Commitment Percentage/Amount		Title
UBS AG London Branch*	10.5%	$52,500,000	Lead Arranger, Initial Lender
UBS AG, Stamford Branch	N/A	N/A	Administrative Agent
Goldman Sachs Bank USA	10.5%	$52,500,000	Lead Arranger, Initial Lender
JPMorgan Chase Bank, N.A. London Branch	10.5%	$52,500,000	Initial Lender
J.P. Morgan Securities plc	N/A	N/A	Lead Arranger
Citicorp North America, Inc.	10.5%	$52,500,000	Initial Lender
Citibank, N.A., London Branch	N/A	N/A	Lead Arranger
Deutsche Bank AG Cayman Islands Branch	10.5%	$52,500,000	Initial Lender
Deutsche Bank Securities Inc.	N/A	N/A	Lead Arranger
Wells Fargo Bank, National Association	10.5%	$52,500,000	Initial Lender
Wells Fargo Securities, LLC	N/A	N/A	Lead Arranger
Mizuho Bank, Ltd.	5.0%	$25,000,000	Lead Arranger, Initial Lender
PNC Bank, National Association	5.0%	$25,000,000	Initial Lender
PNC Capital Markets LLC	N/A	N/A	Lead Arranger
Royal Bank of Canada	5.0%	$25,000,000	Lead Arranger, Initial Lender
The Bank of Nova Scotia	3.0%	$15,000,000	Lead Arranger, Initial Lender
CIBC World Markets Corp.	N/A	N/A	Lead Arranger
Canadian Imperial Bank of Commerce	3.0%	$15,000,000	Initial Lender
Citizens Bank, N.A.	3.0%	$15,000,000	Lead Arranger, Initial Lender
TD Securities (USA) LLC	N/A	N/A	Lead Arranger
The Toronto-Dominion Bank, New York Branch	3.0%	$15,000,000	Initial Lender
BNP Paribas	2.5%	$12,500,000	Initial Lender
BNP Paribas Securities Corp.	N/A	N/A	Lead Arranger
Fifth Third Bank, National Association	2.5%	$12,500,000	Lead Arranger, Initial Lender
Truist Bank	2.5%	$12,500,000	Initial Lender
Truist Securities, Inc.	N/A	N/A	Lead Arranger
U.S. Bank National Association	2.5%	$12,500,000	Lead Arranger, Initial Lender

TOTAL	100%	$500,000,000

EURO TRANCHE SECURED BRIDGE FACILITY

Commitment Party	Commitment Percentage/Amount		Title
Goldman Sachs Bank USA*	10.5%	$78,750,000	Lead Arranger, Initial Lender
UBS AG London Branch	10.5%	$78,750,000	Lead Arranger, Initial Lender
UBS AG, Stamford Branch	N/A	N/A	Administrative Agent
JPMorgan Chase Bank, N.A. London Branch	10.5%	$78,750,000	Initial Lender

J.P. Morgan Securities plc	N/A	N/A	Lead Arranger
Citicorp North America, Inc.	10.5%	$78,750,000	Initial Lender
Citibank, N.A., London Branch	N/A	N/A	Lead Arranger
Deutsche Bank AG Cayman Islands Branch	10.5%	$78,750,000	Initial Lender
Deutsche Bank Securities Inc.	N/A	N/A	Lead Arranger
Wells Fargo Bank, National Association	10.5%	$78,750,000	Initial Lender
Wells Fargo Securities, LLC	N/A	N/A	Lead Arranger
Mizuho Bank, Ltd.	5.0%	$37,500,000	Lead Arranger, Initial Lender
PNC Bank, National Association	5.0%	$37,500,000	Initial Lender
PNC Capital Markets LLC	N/A	N/A	Lead Arranger
Royal Bank of Canada	5.0%	$37,500,000	Lead Arranger, Initial Lender
The Bank of Nova Scotia	3.0%	$22,500,000	Lead Arranger, Initial Lender
CIBC World Markets Corp.	N/A	N/A	Lead Arranger
Canadian Imperial Bank of Commerce	3.0%	$22,500,000	Initial Lender
Citizens Bank, N.A.	3.0%	$22,500,000	Lead Arranger, Initial Lender
TD Securities (USA) LLC	N/A	N/A	Lead Arranger
The Toronto-Dominion Bank, New York Branch	3.0%	$22,500,000	Initial Lender
BNP Paribas	2.5%	$18,750,000	Initial Lender
BNP Paribas Securities Corp.	N/A	N/A	Lead Arranger
Fifth Third Bank, National Association	2.5%	$18,750,000	Lead Arranger, Initial Lender
Truist Bank	2.5%	$18,750,000	Initial Lender
Truist Securities, Inc.	N/A	N/A	Lead Arranger
U.S. Bank National Association	2.5%	$18,750,000	Lead Arranger, Initial Lender

TOTAL	100%	$750,000,000

STERLING TRANCHE SECURED BRIDGE FACILITY

Commitment Party	Commitment Percentage/Amount		Title
Goldman Sachs Bank USA*	10.5%	$78,750,000	Lead Arranger, Initial Lender
UBS AG London Branch	10.5%	$78,750,000	Lead Arranger, Initial Lender
UBS AG, Stamford Branch	N/A	N/A	Administrative Agent
JPMorgan Chase Bank, N.A. London Branch	10.5%	$78,750,000	Initial Lender
J.P. Morgan Securities plc	N/A	N/A	Lead Arranger
Citicorp North America, Inc.	10.5%	$78,750,000	Initial Lender
Citibank, N.A., London Branch	N/A	N/A	Lead Arranger
Deutsche Bank AG Cayman Islands Branch	10.5%	$78,750,000	Initial Lender
Deutsche Bank Securities Inc.	N/A	N/A	Lead Arranger
Wells Fargo Bank, National Association	10.5%	$78,750,000	Initial Lender
Wells Fargo Securities, LLC	N/A	N/A	Lead Arranger
Mizuho Bank, Ltd.	5.0%	$37,500,000	Lead Arranger, Initial Lender
PNC Bank, National Association	5.0%	$37,500,000	Initial Lender
PNC Capital Markets LLC	N/A	N/A	Lead Arranger
Royal Bank of Canada	5.0%	$37,500,000	Lead Arranger, Initial Lender
The Bank of Nova Scotia	3.0%	$22,500,000	Lead Arranger, Initial Lender
CIBC World Markets Corp.	N/A	N/A	Lead Arranger
Canadian Imperial Bank of Commerce	3.0%	$22,500,000	Initial Lender
Citizens Bank, N.A.	3.0%	$22,500,000	Lead Arranger, Initial Lender
TD Securities (USA) LLC	N/A	N/A	Lead Arranger
The Toronto-Dominion Bank, New York Branch	3.0%	$22,500,000	Initial Lender
BNP Paribas	2.5%	$18,750,000	Initial Lender
BNP Paribas Securities Corp.	N/A	N/A	Lead Arranger
Fifth Third Bank, National Association	2.5%	$18,750,000	Lead Arranger, Initial Lender
Truist Bank	2.5%	$18,750,000	Initial Lender
Truist Securities, Inc.	N/A	N/A	Lead Arranger
U.S. Bank National Association	2.5%	$18,750,000	Lead Arranger, Initial Lender

TOTAL	100%	$750,000,000

ABL FACILITY

Commitment Party	Commitment Percentage/Amount		Title
J.P. Morgan Securities plc*	N/A	N/A	Lead Arranger
JPMorgan Chase Bank, N.A. London Branch	10.0%	$85,000,000	Administrative Agent, Initial Lender
JPMorgan Chase Bank, N.A.	N/A	N/A	Administrative Agent
PNC Financial Services UK LTD	9.8%	$83,500,000	Initial Lender
PNC Capital Markets LLC	N/A	N/A	Lead Arranger
Citibank, N.A., London Branch	9.6%	$81,900,000	Lead Arranger, Initial Lender
Deutsche Bank AG New York Branch	9.6%	$81,900,000	Initial Lender
Deutsche Bank Securities Inc.	N/A	N/A	Lead Arranger
Goldman Sachs Bank USA	9.6%	$81,900,000	Lead Arranger, Initial Lender
UBS AG London Branch	9.6%	$81,900,000	Lead Arranger, Initial Lender
Wells Fargo Bank, National Association, London Branch	9.6%	$81,900,000	Lead Arranger, Initial Lender
Mizuho Bank, Ltd.	5.0%	$42,500,000	Lead Arranger, Initial Lender
Royal Bank of Canada	5.0%	$42,500,000	Lead Arranger, Initial Lender
The Bank of Nova Scotia, London Branch	3.0%	$25,500,000	Lead Arranger, Initial Lender
CIBC World Markets Corp.	N/A	N/A	Lead Arranger
Canadian Imperial Bank of Commerce	3.0%	$25,500,000	Initial Lender
Citizens Bank, N.A.	3.0%	$25,500,000	Lead Arranger, Initial Lender
TD Bank, N.A.	3.0%	$25,500,000	Lead Arranger, Initial Lender
BNP Paribas	2.5%	$21,250,000	Initial Lender
BNP Paribas Securities Corp.	N/A	N/A	Lead Arranger
Fifth Third Bank, National Association	2.5%	$21,250,000	Lead Arranger, Initial Lender
Truist Bank	2.5%	$21,250,000	Initial Lender
Truist Securities, Inc.	N/A	N/A	Lead Arranger
U.S. Bank National Association	2.5%	$21,250,000	Lead Arranger, Initial Lender

TOTAL	100%	$850,000,000.00

EXHIBIT A

Project Wing

Transaction Description

Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the other Exhibits to the Commitment Letter to which this Exhibit A is attached (the “Commitment Letter”) or in the Commitment Letter. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit A shall be determined by reference to the context in which it is used.

Merger Sub, formed at the direction of Sycamore Partners Management, L.P. and its affiliates and funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing (collectively, the “Sponsor”), intends to merge with and into a corporation previously identified to you as “Wing” (the “Company”). Merger Sub intends to consummate the Merger (as defined below) pursuant to an Agreement and Plan of Merger, dated as of March 6, 2025 (together with all exhibits, annexes, schedules and other disclosure letters thereto, collectively, as modified, amended, supplemented, consented to or waived, the “Merger Agreement”) by and among Merger Sub, the other parties party thereto and the Company, pursuant to which (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving entity of the Merger and (ii) except with respect to certain equity holders who are contemplated to be immediately reinvesting the proceeds received by them as consideration in the Merger in a direct or indirect parent of the Borrower (as defined below) and other entities holding the other businesses of the Company in exchange for equity interests in such entities (the “Reinvestment Investors”), the equity holders of the Company will receive cash and certain contingent value rights in exchange for their capital stock and/or equity awards in the Company (collectively, the “Merger Consideration”).

In addition, substantially concurrently with the Merger, it is intended that the Sponsor will establish (i) a newly formed corporation, limited liability company and/or partnership (the “Parent Holdco”), (ii) a newly created company organized under the laws of an Approved Jurisdiction and a direct or indirect wholly-owned subsidiary of Parent Holdco (“Holdings”), (iii) a newly created entity organized under the laws of an Approved Jurisdiction and a wholly-owned direct subsidiary of Holdings (“Intermediate Holdings”), (iv) a newly created entity organized under the laws of the United States and a wholly-owned direct subsidiary of Intermediate Holdings (the “Borrower”), and (v) newly created entities organized under the laws of an Approved Jurisdiction and wholly-owned direct subsidiaries of Intermediate Holdings that will directly or indirectly acquire from the Company the International Business (as defined below) in accordance with, and as provided for, in section IV.e. of Section 6.16 of the Company Disclosure Letter to the Merger Agreement (the “International Acquisition”). “International Business” shall mean the international business segment of the Company consisting of pharmacy-led health and beauty retail businesses outside of the United States and the pharmaceutical wholesaling and distribution business in Germany. “Approved Jurisdiction” shall mean England and Wales, Germany, the United States, Ireland and Jersey.

In connection with the foregoing, it is intended that:

(a) The Sponsor and certain other investors (including management of the Company and the Reinvestment Investors) arranged by and/or designated by the Sponsor (collectively with the Sponsor, the “Investors”) will directly or indirectly make cash contributions to Parent Holdco (the net proceeds of which will be contributed by Parent Holdco, directly or indirectly, to Holdings in the form of (i) common equity, (ii) “qualified” preferred equity having terms reasonably satisfactory to the Lead Arrangers (it being understood that the terms provided to the Lead Arrangers on or prior to the date hereof are satisfactory) or (iii) other preferred equity having terms reasonably satisfactory to the Lead Arrangers (it being understood that the terms provided to the Lead Arrangers on or prior to the date hereof are

A-1

satisfactory) (any such equity, together, “Permitted Equity”)), in an aggregate amount equal to, when combined with the fair market value of any capital stock of any of the management, founders and other existing direct or indirect equity holders of the Company and its subsidiaries rolled over or invested in connection with the Transactions (as defined below) (together, the “Equity Contribution”) at least 40% (the “Minimum Equity Percentage”) of the sum of (1) the aggregate principal amount of the Facilities and the Secured Notes, Secured Securities (as defined in the Fee Letter) or other Takeout Securities, in each case actually funded on the Closing Date, excluding the gross proceeds of any loans or increase of loans to fund (A) working capital needs and (B) original issue discount and/or upfront fees (including in connection with the issuance of the Secured Notes or other Takeout Securities and by reason of any increase in the aggregate principal amount of the Term Facility, Secured Bridge Facility or additional Secured Notes) in connection with the exercise of the “Market Flex Provisions” under the Fee Letter or in connection with the exercise of the “Securities Demand” provisions under the Fee Letter plus (2) the Equity Contribution on the Closing Date in respect of Holdings and its subsidiaries on the Closing Date after giving effect to the Transactions.

(c) The Borrower will obtain a $2,250 million aggregate principal amount (plus any additional amounts as specified in Exhibit B under the caption “Term Facility”) senior secured term loan facility described in Exhibit B to the Commitment Letter (the “Term Facility”).

(d) The Borrower will (i) issue and sell senior secured notes (the “Secured Notes” or “Notes”) in a Rule 144A or other private placement yielding $2,000 million in gross cash proceeds and/or (ii) to the extent that less than $2,000 million in Secured Notes are issued on or prior to the Closing Date, obtain $2,000 million of senior secured increasing rate loans (the “Secured Bridge Loans”) under a senior secured credit facility described in Exhibit C to the Commitment Letter (the “Secured Bridge Facility”), minus the gross cash proceeds from the Secured Notes issued on or prior to the Closing Date.

(e) The Borrower, together with, at the option of the Borrower, one or more subsidiaries of Intermediate Holdings organized under the laws of England and Wales (each such entity, an “ABL Co-Borrower”) and, with respect to borrowings under the German Sublimit described in Exhibit D, an ABL Borrower organized under the laws of Germany (the “ABL German Borrower”) will obtain an $850 million aggregate principal amount senior secured asset based lending facility described in Exhibit D to the Commitment Letter (the “ABL Facility”). The term “Facilities” as used herein refers collectively to (i) the Term Facility, (ii) the Secured Bridge Facility and (iii) the ABL Facility, and the term “Facility” means each individually, as the context may require.

(f) The proceeds of the Equity Contribution, the Facilities borrowed on the Closing Date (and/or the Secured Notes issued on the Closing Date) and cash on hand at the Company and its subsidiaries on the Closing Date will be applied (i) as described above to pay the consideration in connection with the International Acquisition and (ii) to pay the fees and expenses incurred in connection with the Transactions (such fees and expenses, the “Transaction Costs”) (the amounts set forth in clauses (i) and (ii) above, collectively, the “Transaction Consideration”). The transactions described above (including the payment of Transaction Costs) are collectively referred to herein as the “Transactions”. After giving effect to the Transactions, Parent Holdco will own, directly or indirectly, 100% of the issued and outstanding equity interests of Holdings and, on the Closing Date, the Sponsor will, directly or indirectly, control the voting capital stock having at least a majority of the ordinary voting power for the election of the board of directors or equivalent governing body of Holdings immediately after giving effect to the Transactions.

A-2

EXHIBIT E

PROJECT WING

Summary of Conditions

The initial borrowings under, or availability of, the Facilities, as applicable, shall be subject to satisfaction (or waiver by the applicable Lead Arrangers) of the following conditions, each of which will be subject to the Certain Funds Provisions, and, in the case of the Secured Bridge Facility, shall apply only if the Secured Bridge Facility is expected to be, and is, funded on the Closing Date:

1. The International Acquisition shall have been consummated, or substantially concurrently with the initial borrowing under the applicable Facilities, shall be consummated, in all material respects in accordance with the terms of the Merger Agreement, after giving effect to any supplements, amendments, waivers, consents or other modifications, other than those modifications, amendments, waivers, consents or supplements by you (or your affiliate) that are materially adverse to the interests of the Lead Arrangers in their capacities as such, unless consented to in writing by the applicable Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned); provided that the applicable Lead Arrangers shall be deemed to have consented to such modification, amendment, waiver, consent or supplement (whether proposed or executed) unless they object thereto in writing within five (5) Business Days (as defined in the Merger Agreement) of receipt of written notice of such modification, amendment, waiver, consent or supplement (it being understood that (a) any modification, amendment, waiver, consent or supplement that results in a reduction in the purchase price of, or consideration for, the Merger shall not be deemed to be materially adverse to the interests of the Lead Arrangers in their capacities as such; provided that, (I) such reduction is less than 10% of the purchase price or is in accordance with the Merger Agreement or (II) any such reduction is allocated first to reduce the Equity Contribution to the Minimum Equity Percentage, with any excess allocated to reduce the Equity Contribution, the Term Facility, the Secured Bridge Facility and all other debt financings (other than the ABL Facility or any other revolving facility) for the Transactions on a pro rata, dollar-for-dollar basis, (b) any modification, amendment, waiver, consent or supplement that results in an increase in the purchase price of, or consideration for, the Merger shall not be deemed to be materially adverse to the interests of the Lead Arrangers in their capacities as such so long as such increase is funded with cash of the Company, an increase in the Equity Contribution or amounts available to be drawn under any other available funds on the Closing Date or such increase is pursuant to any working capital and/or purchase price (or similar) adjustment provisions set forth in the Merger Agreement, (c) any change to the definition of “Company Material Adverse Effect” (as defined in the Merger Agreement) shall be deemed to be materially adverse to the interests of the Lead Arrangers in their capacities as such and (d) any amendments to the “Xerox” provisions shall be deemed to be materially adverse to the interests of the Lead Arrangers in their capacities as such.

2. The Equity Contribution shall have been made, or substantially concurrently with the initial borrowing under the applicable Facilities, shall be made, in at least the amount set forth in Exhibit A to the Commitment Letter (subject to adjustment pursuant to paragraph 1 above).

3. The Specified Merger Agreement Representations and the Specified Representations shall be true and correct in all material respects (except in the case of any such representation which expressly relates to a given date, such representation and warranty shall be true and correct in all material respects as of such date); provided, that to the extent that any such representations are qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be the definition of “Company Material Adverse Effect” (as defined in the Merger Agreement) for purposes of any such representations and warranties made or deemed made on, or as of, the Closing Date (or any date prior thereto).

4. Since the date of the Merger Agreement, there has not been any effect, change, event, occurrence or development that, individually or in the aggregate, constituted, or would be reasonably expected to constitute, a Company Material Adverse Effect. “Company Material Adverse Effect” means “Company Material Adverse Effect” as defined in the Merger Agreement.

5. Subject in all respects to the Certain Funds Provisions and the Agreed Guarantee and Security Principles, (i) solely as a condition to the availability of the Term Facility, all documents and instruments required to create and perfect the Term Loan Administrative Agent’s security interests in the Collateral shall have been executed and delivered and, if applicable, be in proper form for filing (or arrangements reasonably satisfactory to the Term Loan Administrative Agent shall have been made for the execution, delivery and filing of such documents and instruments substantially concurrently with the consummation of the Merger, including the International Acquisition), (ii) solely as a condition to the availability of the Secured Bridge Facility, all documents and instruments required to create and perfect the Secured Bridge Administrative Agent’s security interests in the Secured Bridge Collateral shall have been executed and delivered and, if applicable, be in proper form for filing (or arrangements reasonably satisfactory to the Secured Bridge Administrative Agent shall have been made for the execution, delivery and filing of such documents and instruments substantially concurrently with the consummation of the Merger, including the International Acquisition) and (iii) solely as a condition to the availability of the ABL Facility, all documents and instruments required to create and perfect the ABL Administrative Agent’s security interests in the ABL Collateral shall have been executed and delivered and, if applicable, be in proper form for filing (or arrangements reasonably satisfactory to the ABL Administrative Agent shall have been made for the execution, delivery and filing of such documents and instruments substantially concurrently with the consummation of the Merger, including the International Acquisition).

6. The Administrative Agents and the Lead Arrangers shall have received at least three (3) business days before the Closing Date (i) all documentation and other information about the applicable Borrower and the applicable Guarantors that shall have been reasonably requested by the Administrative Agents or the Lead Arrangers in writing at least ten (10) business days prior to the Closing Date and that the Administrative Agents and the Lead Arrangers reasonably determine is required by applicable regulatory authorities (for the avoidance of doubt, including but not limited to regulatory authorities in the U.S., the U.K. and the European Union) under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and (ii) a certification regarding beneficial ownership with respect to the applicable Borrower required by the Beneficial Ownership Regulation for each Lender that so requests.

7. The execution and delivery by the Borrowers and the other Guarantors of applicable Facilities Documentation (including guarantees by the applicable guarantors and for the avoidance of doubt, the Intercreditor Agreement) which shall, in each case, be in all material respects in accordance with the terms of the Commitment Letter and the Term Sheets (as modified to reflect any exercise of the “Market Flex Provisions” under the Fee Letter) and subject in all respects to the Certain Funds Provisions, the Agreed Guarantee and Security Principles, the Term Facility Documentation Considerations, the ABL Facility Documentation Considerations and the Secured Bridge/Bond Documentation Principles, as applicable, in each case set forth in the Commitment Letter.

8. Subject in all respects to the Certain Funds Provisions, the delivery of customary legal opinions, customary evidence of authorization, customary officer’s certificates, good standing certificates (to the extent applicable) in the jurisdiction of organization of the Borrowers and each Guarantor, a solvency certificate in the form of Exhibit E-I with respect to the applicable Borrower, and, with respect to the ABL Facility, delivery of a borrowing base certificate in respect of the Borrowing Base or, if applicable, a certificate electing that the Modified Borrowing Base will be in effect, and to extent applicable, customary borrowing notices.

9. The Lead Arrangers shall have received, to the extent Merger Sub has received the same under the Merger Agreement, (a) audited combined balance sheets of the International Business as at the end of, and related statements of income and cash flows of the International Business for, each of the two years prior to the date hereof and for each fiscal year of the Company occurring after the date hereof and ended at least ninety (90) days before the Closing Date and (b) unaudited combined balance sheet of the International Business as at the end of, and related statements of income and cash flows of the International Business for each fiscal quarter (excluding the fourth fiscal quarter) occurring after the last fiscal year for which audited financial statements are received pursuant to clause (a) above and ended at least forty-five (45) days before the Closing Date.

10. With respect to the Secured Bridge Facility only, the Lead Arrangers shall have received, to the extent Holdings has received the corresponding information described in paragraph 9 above under the Merger Agreement, an unaudited pro forma consolidated balance sheet of the International Business as of the last day of the most recently completed four-fiscal quarter period for which historical financial statements are provided pursuant to paragraph 9 above (if any), prepared after giving effect to the Transactions as if the Transactions had occurred as of such date, which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805: Business Combinations (formerly SFAS 141R), tax adjustments, deferred taxes or similar pro forma adjustments) (it being understood that any purchase accounting adjustments may be preliminary in nature and be based only on estimates and allocations determined by the Borrower).

11. Investment banks (the “Investment Banks”) reasonably satisfactory to the Lead Arrangers shall have been engaged to privately place the Secured Notes.

12.  With respect to the Secured Bridge Facility only, (a) each Investment Bank shall have received (i) a customary preliminary offering memorandum containing (A) all customary information, including historical financial statements (it being understood and agreed that the financial statements for any period other than as expressly set forth in paragraph 9 shall not be required,), business and other financial data of the type and form that are customarily included in private placements by the Borrower pursuant to Rule 144A promulgated under the Securities Act (which is understood not to include (I) a “description of notes,” “plan of distribution” and information customarily provided by the Investment Banks or their counsel or advisors in the preparation of an offering memorandum for an offering of high yield debt securities in a private placement under Rule 144A of the Securities Act, including any risk factors relating to, or any description of, all or any component of the financing contemplated thereby or by this Commitment Letter, (II) segment reporting or consolidating financial statements, separate subsidiary financial statements and other financial statements and data that would be required by Sections 3-05, 3-09, 3-10, 3-16, 13-01 and 13-02 of Regulation S-X, (III) management’s CD&A and other information required by Item 402 of Regulation S-K and information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A, and (IV) other customary exceptions and (B) pro forma financial statements of Intermediate Holdings and its restricted subsidiaries of the type and form that are customarily included in private placements pursuant to Rule 144A promulgated under the Securities Act; provided that, that such pro forma financial statements need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805: Business Combinations (formerly SFAS 141R), tax adjustments, deferred taxes or similar pro forma adjustments) (it being understood that any purchase accounting adjustments may be preliminary in nature and be based only on estimates and allocations determined by the Borrower) and (ii) all other financial data that would be reasonably necessary for the Investment Banks to receive customary “comfort” letters (including customary “negative assurance” for offerings of private companies) from the independent accountants of the International Business) in connection with the offering of the Secured Notes (and the Borrower shall have made all commercially reasonable efforts to cause such accountants to provide the Investment Banks with drafts of such “comfort” letters (which shall provide customary “negative assurance” comfort) (with the Borrower having used commercially reasonable efforts to cause such accountants to provide customary bring-down comfort letters delivered on the closing date), which such accountants would be prepared to issue upon completion of customary procedures) and (b) the Investment Banks shall have been afforded a period (the “Notes Marketing Period”) of at least fifteen (15) consecutive Business Days (as such term is defined in the Merger Agreement as in effect on the Original Signing Date) upon receipt of the information described above in clause (a)(i) (the “Notes Required Information”) to seek to place the Secured Notes with qualified purchasers thereof; provided that (i) each of June 20, 2025 and November 28, 2025 shall not be considered a Business Day (as defined in the Merger Agreement) for the purposes of the Notes Marketing Period (for the avoidance of doubt, the aforementioned dates shall be excluded for purposes of, but shall not restart, the 15 consecutive Business Day (as defined in the Merger Agreement) period) (such dates, the “Blackout Dates”), (ii) if the Notes Marketing Period has not ended on or prior to August 18, 2025, then the Notes Marketing Period shall commence no earlier than September 2, 2025; and (iii) if the Notes Marketing Period has not ended on or prior to December 19, 2025, then the Notes Marketing Period shall commence no earlier than January 5, 2026. If the Borrower shall in good faith believe that the Notes Required Information has been delivered to the Investment Banks, the Borrower may deliver to the Investment Banks a written notice to that effect (stating when it believes the delivery of the Notes Required Information to the Investment Banks was completed), in which case the Borrower shall be deemed to have complied with such obligation to furnish the Notes Required Information and the Investment Banks shall be deemed to have received the Notes Required Information, unless the Investment Banks, in good faith reasonably believe that the Borrower has not completed delivery of the Notes Required Information and not later than 5:00 p.m. (New York City time) the Business Day (as such term is defined in the Merger Agreement as in effect on the Original Signing Date) after the delivery of such notice by the Borrower, deliver a written notice to the Borrower to that effect (stating with specificity which such Notes Required Information the Borrower has not delivered); provided that notwithstanding the foregoing, the delivery of the Notes Required Information shall be satisfied at any time at which (and so long as) the Investment Banks shall have actually received the Notes Required Information.

13. All fees required to be paid on the Closing Date in connection with the Facilities and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to the Commitment Letter, to the extent invoiced at least three business days prior to the Closing Date (except as otherwise agreed to by the Borrowers), shall, substantially concurrently with the initial borrowing under the Term Facility, have been paid (which amounts may, at your option, be offset against the proceeds of the Facilities).

EXHIBIT E-I

SOLVENCY CERTIFICATE

Date:

Reference is made to [Term Loan][ABL] Credit Agreement, dated as of [●] (the “Credit Agreement”), among [●] (“Intermediate Holdings”), the lending institutions from time to time parties thereto (the “Lenders”), and [●], as Administrative Agent and Collateral Agent.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. This certificate is furnished pursuant to Section [●] of the Credit Agreement.

Solely in my capacity as a financial executive officer of Intermediate Holdings and not individually (and without personal liability), I hereby certify, that as of the date hereof, after giving effect to the consummation of the Transactions:

1.

The sum of the liabilities (including contingent liabilities) of Intermediate Holdings and its subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of Intermediate Holdings and its subsidiaries, on a consolidated basis.

2.

The fair value of the property of Intermediate Holdings and its subsidiaries, on a consolidated basis, is greater than the total amount of liabilities (including contingent liabilities) of Intermediate Holdings and its subsidiaries, on a consolidated basis.

3.	The capital of Intermediate Holdings and its subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof.

4.

Intermediate Holdings and its subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they become due (whether at maturity or otherwise).

For purposes of this Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that would reasonably be expected to become an actual or matured liability.

IN WITNESS WHEREOF, I have executed this Certificate this as of the date first written above.

[INTERMEDIATE HOLDINGS]

By:
Name:
Title:

E-I-1

EXHIBIT F

PROJECT WING

Agreed Guarantee and Security Principles

1.	AGREED GUARANTEE AND SECURITY PRINCIPLES

(a)	Any capitalised term that is not otherwise defined in this Exhibit F is a reference to that term as defined in the Commitment Letter.

(b)

The guarantees and security required to be provided in connection with the Term Facility, Secured Bridge Facility or ABL Facility by, or over the shares of, any Foreign Obligors incorporated under the laws of England and Wales, Ireland, Jersey (if applicable) and Germany (the “Foreign Jurisdictions”) and/or under any collateral document governed by the laws of a Foreign Jurisdiction (the “Foreign Security Documents”) will be given in accordance with the security principles set out in this Exhibit F. This Exhibit F identifies the Agreed Guarantee and Security Principles and addresses the manner in which the Agreed Guarantee and Security Principles will impact on and determine the extent and terms of the guarantees and security proposed to be provided in connection with the Term Facility, Secured Bridge Facility or ABL Facility by any subsidiary incorporated in a Foreign Jurisdiction and/or under any Foreign Security Document.

(c)

The Agreed Guarantee and Security Principles embody the recognition by all parties that there may be certain legal and practical difficulties in obtaining effective or commercially reasonable guarantees and/or security from a Borrower, Intermediate Holdings and any Subsidiary Guarantor (the “Group”) in each Foreign Jurisdiction. In particular:

(i)

general legal and statutory limitations, regulatory restrictions, financial assistance, anti-trust and other competition authority restrictions, corporate benefit, fraudulent preference, equitable subordination, “transfer pricing”, “thin capitalisation”, “earnings stripping”, “controlled foreign corporation” and other tax restrictions, “exchange control restrictions”, “capital maintenance” rules and “liquidity impairment” rules, tax restrictions, retention of title claims, employee consultation or approval requirements and similar principles may limit the ability of a member of the Group to provide a guarantee or security or may require that the guarantee or security be limited as to amount or otherwise and, if so, the guarantee or security will be limited accordingly; provided that reasonable endeavours (for a period of not more than ten (10) Business Days and without incurring material cost) to overcome such obstacle shall be used by the relevant member of the Group if: (1) prior to the deadline for the delivery of the security or accession document, the Collateral Agent (acting reasonably) notifies the relevant member of the Group that the relevant member of the Group should seek to overcome such obstacle; and (2) the relevant member of the Group is satisfied that such endeavours would not reasonably be expected to adversely impact relationships with third parties, otherwise such guarantee or security document shall be subject to such limit;

(ii)

a key factor in determining whether or not a guarantee or security will be taken (and in respect of the security, the extent of its perfection and/or registration) is the applicable time and cost (including adverse effects on taxes, interest deductibility, stamp duty, registration taxes, notarial costs and all applicable legal fees) which will not be disproportionate to the benefit accruing to the secured parties of obtaining such guarantee or security;

(iii)

members of the Group will not be required to give guarantees or enter into security documents if they are not wholly owned by another member of the Group or if it is not within the legal capacity of the relevant members of the Group or if it would conflict with the fiduciary or statutory duties of their directors or contravene any applicable legal, regulatory or contractual prohibition or restriction or have the potential to result in a material risk of personal or criminal liability for any director or officer of or for any member of the Group; provided that, in relation to a contractual prohibition or restriction only, reasonable endeavours (for a period of not more than ten (10) Business Days and without incurring material cost) to overcome such obstacle shall be used by the relevant member of the Group if: (1) prior to the deadline for the delivery of the security or accession document, the Collateral Agent (acting reasonably) notifies the relevant member of the Group that the relevant member of the Group should seek to overcome such obstacle; and (2) the relevant member of the Group is satisfied that such endeavours would not reasonably be expected to adversely impact relationships with third parties, otherwise such guarantee or security document shall be subject to such limit;

(iv)

guarantees and security will be limited so that the aggregate of notarial costs and all registration and like taxes and duties relating to the provision of security will not exceed an amount to be agreed between the grantor of the security and the Collateral Agent;

(v)

where a class of assets to be secured includes material and immaterial assets, if the cost of granting security over the immaterial assets is disproportionate to the benefit of such security, security will be granted over the material assets only;

(vi)

where security is to be granted over material assets only, then a determination of whether an asset is material by the relevant Borrower (acting in good faith) will be conclusive and binding on all parties;

(vii)	it is expressly acknowledged that it may be either impossible or impractical to create security over certain categories of assets in which event security will not be taken over such assets;

(viii)

any asset subject to a legal requirement, contract, lease, licence, instrument, regulatory constraint (including any agreement with any government or regulatory body) or other third party arrangement, which may prevent or condition the asset from being charged, secured or being subject to the applicable security document (including requiring a consent of any third party, supervisory board or works council (or equivalent)) and any asset which, if subject to the applicable security document, would give a third party the right to terminate or otherwise amend any rights, benefits and/or obligations with respect to any member of the Group in respect of the asset or require the relevant security provider to take any action materially adverse to the interests of the Group or any member thereof, in each case will be excluded from a guarantee or security document; provided that reasonable endeavours (for a period of not more than ten (10) Business Days and without incurring material cost) to obtain consent to charging any asset (where otherwise prohibited) shall be used by the relevant member of the Group if: (1) prior to the deadline for the delivery of the security or accession document, the Collateral Agent (acting reasonably) notifies the relevant member of the Group that (x) such consent should be sought; and (y) determines that the asset is material in the context of the business of the Group; and (2) the relevant member of the Group is satisfied that such endeavours would not reasonably be expected to adversely impact relationships with third parties;

(ix)

prior to an Enforcement Event, each security provider shall continue to have the sole right to deal with any asset subject to security (including making any disposal of or in relation thereto) and with all contractual counterparties in respect thereof, and to amend, waive, terminate or allow to lapse (including agreeing to surrender or terminate any lease) any rights, benefits and/or obligations in respect of such secured assets, in each case without reference to any of the secured parties; and to operate and transact business in relation to any asset subject to security, including making withdrawals from and effecting closures of the bank accounts, in each case other than to the extent agreed to be restricted pursuant to the ABL Facility Documentation, Secured Bridge Facility Documentation or Term Facility Documentation (as applicable) (the “Facility Documentation”) (save where applicable consents have been obtained);

(x)

the giving of a guarantee, the granting of security and the registration and/or the perfection of the security granted will not be required if it would have a material adverse effect on the ability of the relevant member of the Group to conduct its operations and business in the ordinary course as otherwise permitted by the Facility Documentation (including dealing with the secured assets and all contractual counterparties or amending, waiving or terminating (or allowing to lapse) any rights, benefits or obligations, in each case prior to an Enforcement Event which is continuing), and any requirement under the Agreed Guarantee and Security Principles to seek consent of any person or take or not take any other action shall be subject to this paragraph (x);

(xi)	any security document will only be required to be notarised if required by law in order for the relevant security to become effective or admissible in evidence;

(xii)

no guarantee or security will be required to be given by or over any acquired entity or business (and no consent shall be required to be sought with respect thereto) which are required to support acquired indebtedness to the extent such acquired indebtedness is permitted by the Facility Documentation to remain outstanding after an acquisition. No member of a target group or other entity acquired pursuant to an acquisition not prohibited by the Facility Documentation shall be required to become a guarantor or grant security with respect to any Facility Documentation if prevented by the terms of the documentation governing that acquired indebtedness (including acquired indebtedness or any refinancing indebtedness in respect of such acquired indebtedness) or if becoming a guarantor or the granting of any security would give rise to an obligation (including any payment obligation) under or in relation thereto; no security will be granted over any asset secured for the benefit of any indebtedness not prohibited pursuant to the terms of the applicable Facility Documentation unless specifically required by the Facility Documentation to the contrary;

(xiii)

to the extent possible and unless required by applicable law, there should be no action required to be taken in relation to the guarantees or security when any secured party assigns or transfers any of its participation to a new secured party (and, unless explicitly agreed to the contrary in the Facility Documentation, no member of the Group shall bear or otherwise be liable for any taxes, any notarial, registration or perfection fees or any other costs, fees or expenses that result from any assignment or transfer by a secured party);

(xiv)

no fixed security shall be granted over real property, provided that this shall not restrict (subject to these Agreed Guarantee and Security Principles) any real property being secured under a floating charge (or other similar security) under a security document but excluding: (i) any unregistered real property which, if subject to any such security would be required to be registered under the relevant land registry laws (provided that such real property shall only be excluded for so long as it remains unregistered); and (ii) any leasehold real property that has twenty-five (25) years or less to run on the lease or has a rack rent payable in respect thereof;

(xv)	there will be no obligation to investigate title, provide surveys or carry out any due diligence (including environmental or insurance) on any assets and no requirement to obtain title insurance;

(xvi)

security will not be required over any assets subject to security in favour of a third party (other than in relation to security under general business conditions of account banks which do not prohibit or prevent the creation of a Lien over such accounts), provided that such security is permitted under the terms of the Facility Documentation;

(xvii)	security will not be required over any cash constituting regulatory capital or customer cash (and such assets or cash shall be excluded from any relevant security document);

(xviii)

to the extent legally effective, all security will be given in favour of the Collateral Agent and not the secured parties individually (with the Collateral Agent to hold one set of security documents for all the secured parties); “parallel debt” provisions will be used where necessary; no member of the Group will be required to take any action in relation to any guarantees or security as a result of any assignment or transfer by a secured party;

(xix)

guarantees and security will not be required from or over the assets of, any joint venture or similar arrangement, any minority interest or any member of the Group that is not wholly-owned by another member of the Group and the security granted under each security document entered into after the Closing Date shall be deemed to be subject to these Agreed Guarantee and Security Principles, before and after the execution of the relevant security document and creation of the relevant security;

(xx)	each security document shall be deemed not to restrict or condition any transaction not prohibited under the Facility Documentation;

(xxi)	no security may be provided on terms which are inconsistent with the turnover or sharing provisions in the Facility Documentation;

(xxii)

the secured parties (or any agent or similar representative appointed by them at the relevant time) will not be able to exercise any power of attorney or set-off granted to them under the terms of the Facility Documentation prior to the occurrence of an Enforcement Event which is continuing;

(xxiii)

no guarantee or security shall guarantee or secure any “Excluded Swap Obligations” defined in accordance with the LSTA Market Advisory Update dated February 15, 2013 entitled “Swap Regulations’ Implications for Loan Documentation”, and any update thereto by the LSTA;

(xxiv)

no security will be granted over parts, stock, moveable plant, equipment or receivables if it would require labelling, segregation or periodic listing or specification of such parts, stock, moveable plant, equipment or receivables;

(xxv)

no security will be granted over any Excluded Assets (for the avoidance of doubt and without limitation, including equity interests constituting Excluded Assets or equity interests in immaterial subsidiaries); provided that this shall not restrict any asset being secured under a general floating charge over all assets;

(xxvi)	perfection will not be required in respect of (i) vehicles and other assets subject to certificates of title or (ii) letter of credit rights and tort claims (or the local law equivalent);

(xxvii)

other than a general security agreement and related filing, no perfection, filing or other action will be required with respect to assets of a type not owned by the grantor of any security interest; and

(xxviii)

no translation of any document relating to any security or any asset subject to any security will be required to be prepared or provided to the secured parties (or any agent or similar representative appointed by them at the relevant time), unless (i) required for such documents to become effective or admissible in evidence and (ii) an Enforcement Event is continuing, provided that, notwithstanding anything to the contrary in these Agreed Security Principles or the Commitment Letter, the only exclusions that shall apply to a floating charge granted by a Foreign Obligor shall be the exclusions specified in paragraphs (viii) and (xvi) above.

2.	GUARANTEES

Subject to any applicable foreign guarantee limitations, each guarantee will be an upstream, cross-stream and downstream guarantee for all ABL Secured Obligations, First Lien Secured Obligations and secured obligations under the Secured Bridge Facility (as applicable) in accordance with, and subject to, the requirements of these Agreed Guarantee and Security Principles in each relevant jurisdiction (references to “security” to be read for this purpose as including guarantees). Security documents will secure the guarantee obligations of the relevant security provider in accordance with, and subject to, the requirements of these Agreed Guarantee and Security Principles in each relevant jurisdiction.

3.	GOVERNING LAW AND SCOPE OF SECURITY

(a)

The guarantees and security to be provided in respect of the ABL Secured Obligations, First Lien Secured Obligations and secured obligations under the Secured Bridge Facility (as applicable) in accordance with the Agreed Guarantee and Security Principles are only to be given by Foreign Guarantors and ABL Loan Parties (together the “Foreign Obligors”) and no security or guarantees shall be required to be given by (or in relation to any shares or investments in) any joint venture or similar arrangement, any minority interest or any member of the Group that is either (i) not wholly owned by another member of the Group or (ii) not incorporated in a Credit Support Jurisdiction.

(b)	The parties agree that the overriding intention, subject to paragraph (a) above, is for security only to be granted by:

(i)	a Loan Party over shares in owned by it in any Foreign Obligor;

(ii)

a Foreign Obligor incorporated in England & Wales, only over (1) shares owned by it in any other Loan Party, (2) material structural intercompany receivables owed by another Loan Party, (3) its material bank accounts (which shall include all bank accounts used for the purposes of collecting ABL Priority Collateral), (4) its book and other debts and monetary claims owing to it and any proceeds of such debts and claims, (5) its material intellectual property, and (6) subject to customary excluded assets, its other assets pursuant to an English law floating charge;

(iii)

a Foreign Obligor incorporated in Ireland, only over (1) shares owned by it in any other Loan Party, (2) material structural intercompany receivables owed by another Loan Party, (3) its material bank accounts (which shall include all back accounts used for the purposes of collecting ABL Priority Collateral), (4) its book and other debts and monetary claims owing to it and any proceeds of such debts and claims, (5) its material intellectual property, and (6) subject to customary excluded assets, its other assets located in Ireland pursuant to an Irish law floating charge;

(iv)

a Foreign Obligor incorporated in Jersey, only over (1) shares owned by it in any other Loan Party; (2) material structural intercompany receivables owed by another Loan Party, and (3) to the extent such Foreign Obligor is a Borrower or Subsidiary Guarantor, its material bank accounts and its book and other debts and monetary claims owing to it and any proceeds of such debts and claims; and

(v)

a Foreign Obligor incorporated in Germany, only over (1) shares owned by it in any other Loan Party, (2) its material bank accounts (which shall include all bank accounts used for the purposes of collecting ABL Priority Collateral), (3) its material structural intercompany receivables owed by another Loan Party, (4) its insurance receivables, (5) its inventory and (6) its trade receivables,

(the “Overriding Principle”) and that no other security shall be required to be given by any other Foreign Obligor or in relation to any other asset under a Foreign Security Document unless specifically otherwise requested or agreed to by the Borrower (in its absolute discretion). The assets of any Foreign Obligor to be included in the borrowing base, the proceeds of and rights, supporting obligations, guarantees etc. relating to the same, any bank accounts into which such proceeds are deposited, any insurances in relation to the same, any book records etc. in relation to the same and security interests in respect of those assets being the “ABL Priority Collateral” for such Foreign Obligors.

(c)

All security (other than share security and security over any bank account used for the purposes of collecting ABL Priority Collateral) will be governed by the law of the jurisdiction of incorporation of the applicable grantor of the security, and (other than in respect of (i) a floating charge, (ii) security over export receivables and (iii) security over any bank account used for the purposes of collecting ABL Priority Collateral) secure only assets located in, the jurisdiction of incorporation of the applicable grantor of the security; provided no action in relation to security (including any perfection step, further assurance step, filing or registration) will be required in jurisdictions where the grantor of the security is not incorporated (other than with respect to any registration of security over intellectual property with any applicable supra-national authority or with respect to perfection steps over share security over shares of a Loan Party incorporated in another jurisdiction). Share security over any subsidiary will be governed by the law of the place of incorporation of that subsidiary.

(d)

Where security is granted by any Foreign Obligor pursuant to, and in accordance with, the Overriding Principle, such security will be deemed to be consistent with, and equivalent in all respects to, any security granted by subsidiaries which are not Foreign Obligors in favour of the secured parties under the applicable Facility Documentation, and such security will conclusively satisfy any collateral and guarantee requirement or any substantially similar requirement or concept in the Facility Documentation.

4.	TERMS OF SECURITY DOCUMENTS

The following principles will be reflected in the terms of any security taken in connection with the Foreign Security Documents:

(a)

security will not be enforceable or crystallise until the Administrative Agent has exercised its rights under the relevant acceleration provisions of the Facility Documentation to terminate all or part of the availability of the applicable facilities or cancel any undrawn portion of the applicable facilities or declare all or part of the loans to be immediately due and payable (for the avoidance of doubt, following the expiry of any notice, “standstill” or other periods (however described) required pursuant to the applicable Facility Documentation) or such Facilities (or any part thereof) become accelerated (without any exercise by the Administrative Agent) in accordance with applicable law or the provisions of the Facility Documentation (an “Enforcement Event”) which is continuing;

(b)

the secured parties (or any agent or similar representative appointed by them at the relevant time) will only be able to exercise a power of attorney following the occurrence of an Enforcement Event which is continuing;

(c)	the security documents should only operate to create security rather than to impose new commercial obligations or repeat clauses in other loan documents; accordingly:

(i)

they should not contain additional representations, undertakings or indemnities (including, without limitation, in respect of insurance, information, maintenance or protection of assets or the payment of fees, costs and expenses) unless these are the same as or consistent with those contained in the Facility Documentation or are required for the creation or perfection of security;

(ii)

nothing in any security document shall operate or be construed so as to prohibit or restrict any transaction, matter or other step (or a grantor of security taking or entering into the same) or dealing in any manner whatsoever in relation to any asset (including all rights, claims, benefits, proceeds and documentation, and contractual counterparties in relation thereto) the subject of (or expressed to be the subject of) the security agreement if not prohibited by the terms of the Facility Documentation (and accordingly to such extent, the Collateral Agent shall promptly effect releases, confirmations, consents to deal or similar steps always at the cost of the relevant grantor of the security); and

(iii)

no security documents should operate so as to require additional consents or authorizations from the secured parties unless these are the same as or consistent with those contained in the Facility Documentation or are required for the creation or perfection of security;

(d)

in no event shall control agreements (or perfection by control or similar arrangements) be required with respect to any assets (including deposit or securities accounts) (unless the Facility Documentation expressly provide for any specific account (by reference to its purpose) to be subject to specific restrictions on use);

(e)

security will, where possible and practical, automatically create security over future assets of the same type as those already secured; where local law requires supplemental pledges or notices to be delivered in respect of future acquired assets in order for effective security to be created over that class of asset, such supplemental pledges or notices will be provided only upon request of the Collateral Agent and at intervals no more frequent than annually;

(f)

to the extent permitted by applicable law and in accordance with market practice, the terms of the security documents will secure the secured obligations as such secured obligations (and/or the Facility Documentation) (or, where relevant, parallel debt derived therefrom) may be amended, amended and restated, restated, supplemented, replaced, renewed, restructured, extended, refunded, refinanced or otherwise modified from time to time (including without limitation, where such transactions result in any increases or decreases of the principal amount of the secured obligations, any extensions of maturity, any changes in interest rates or other economic terms, or any changes in the secured parties) so as to minimize the need for any additional security documents, confirmations, reaffirmations, supplements, amendments or other actions with respect to such security documents in connection with the foregoing;

(g)

each security document must contain a clause which records that if there is a conflict between the security document and the applicable credit Agreement then (to the fullest extent permitted by law) the provisions of the applicable credit agreement will take priority over the provisions of the security document; and

(h)

(unless the applicable Facility Documentation expressly provide for any specific asset or account (by reference to its purpose) to be subject to specific restrictions on use) there will be no “fixed” security over fixed assets, insurance policies, intellectual property, bank accounts, cash or receivables or any obligation to hold or pay cash or receivables in a particular account until the occurrence of an Enforcement Event which is continuing.

5.	RECEIVABLES

Without prejudice to the Overriding Principle but subject to the terms of the relevant Facility Documentation, if a Loan Party grants security over any of its receivables it will be free to deal with, amend, waive or terminate those receivables in the course of its business until the occurrence of an Enforcement Event which is continuing. No notice of security may be prepared or served until the occurrence of an Enforcement Event which is continuing.

6.	SHARES

(a)	Security over shares, stocks, partnership interests or other equity interests will be limited to those over a Loan Party.

(b)

Until an Enforcement Event has occurred and is continuing, the legal title of the shares will remain with the relevant grantor of the security (unless transfer of title on granting such security is customary in the applicable jurisdiction) and any grantor of share security shall be entitled: to receive and retain all dividends, distributions and other monies paid or payable on or derived from the shares; and to take all steps and exercise (or refrain from exercising) all rights, powers and discretion (including voting rights) attaching to the shares and related rights and to deal with, receive, own and retain all assets and proceeds in relation thereto without restriction or condition (subject to the terms of the applicable Facility Documentation); provided that any exercise of rights does not materially adversely affect the validity or enforceability of the security over the shares (it being understood that no exercise of rights taken in connection with a step or action not prohibited by the applicable Facility Documentation shall be considered to materially adversely affect the validity or enforceability of the security over the shares) or cause an Event of Default to occur.

(c)

Where customary in the relevant jurisdiction and applicable as a matter of law, as soon as reasonably practicable after execution (and taking into account any stamping requirements in respect of any stock transfer form (or applicable law equivalent)) of that security or accession document, the applicable share certificate (or other documents evidencing title to the relevant shares) and a stock transfer form executed in blank (or applicable law equivalent) will be provided to the Collateral Agent.

(d)

Unless the restriction is required by law or regulation, and if customary to do so in the relevant jurisdiction and applicable as a matter of law, the constitutional documents of the company whose shares have been charged will be amended to remove any restriction on the transfer or the registration of the transfer of the shares on the taking or enforcement of the security granted over them and pre-emption rights.

7.	BANK ACCOUNTS

(a)

Security shall be granted over the present and future credit balances of the Foreign Obligor’s material bank accounts (which shall include all bank accounts used for the purposes of collecting ABL Priority Collateral) including all interest payable on those accounts together with ancillary rights and claims associated with those accounts.

(b)

If a member of the Group grants security over its material bank accounts it will be free to deal, operate and transact business in relation to those accounts (including opening and closing accounts) until the occurrence of an Enforcement Event which is continuing (unless the loan documents expressly provide for any specific account (by reference to its purpose) to be subject to specific restrictions on use). For the avoidance of doubt, (unless the applicable Facility Documentation expressly provide for any specific account (by reference to its purpose) to be subject to specific restrictions on use) there will be no “fixed” security over bank accounts, cash or receivables or any obligation to hold or pay cash or receivables in a particular account until the occurrence of an Enforcement Event which is continuing.

(c)

Subject to any requirement in under the Facility Documentation to deliver notice and obtain acknowledgements and/or a control agreement (or equivalent) in respect of a specific account (by reference to its purpose):

i.

if required by local law to create security and if possible without disrupting operation of the account, notice of the security will be served on the account bank in relation to applicable accounts within ten (10) Business Days of the date of the security document (or accession thereto) and the applicable grantor of the security will use its reasonable endeavours to obtain an acknowledgement of that notice within twenty (20) Business Days of service;

ii.

if the grantor of the security has used its reasonable endeavours but has not been able to obtain acknowledgement or acceptance its obligation to obtain acknowledgement will cease on the expiry of that twenty (20) Business Day period; and

iii.

irrespective of whether notice of the security is required for creation or perfection, if the service of notice would prevent any member of the Group from using a bank account in the course of its business no notice of security will be served until the occurrence of an Enforcement Event which is continuing.

(d)

Subject to the terms of any applicable Facility Documentation, any security over bank accounts will be subject to any security interests in favour of the account bank which are created either by law or in the standard terms and conditions of the account bank, whether created or arising before or after the security in favour of the secured parties has been given. No grantor of security will be required to change its banking arrangements or standard terms and conditions in connection with the granting of bank account security unless required to do so by the applicable Facility Documentation.

(e)	If required under applicable local law, security over bank accounts will be registered subject to the general principles set out in these Agreed Guarantee and Security Principles.

8.	INTELLECTUAL PROPERTY

(a)	Other than pursuant to a floating charge, no security will be granted over any intellectual property which cannot be secured under the terms of the relevant licensing agreement.

(b)

If security is granted over the relevant material intellectual property, the grantor shall be free to deal with, use, license and otherwise commercialize those assets in the course of its business (including allowing its intellectual property to lapse if no longer material to its business) unless an Enforcement Event has occurred and is continuing.

(c)

No notice will be prepared or given to any third party from whom intellectual property is licensed unless an Enforcement Event has occurred and is continuing and the Collateral Agent has so requested. Other than pursuant to any general security filing (for example with the Companies House in the United Kingdom), no intellectual property security will be registered under the law of that security document, the law of where the grantor is regulated, or at a relevant supra-national registry unless an Enforcement Event has occurred and is continuing. Security over intellectual property rights will be taken on an “as is, where is” basis and the Group will not be required to procure any changes to or corrections of filings on external registers.

(d)

To the extent a Foreign Security Document requires listing of intellectual property, (i) no periodic updating of lists shall be required and (ii) no representations or undertakings as to accuracy or completeness of any such lists shall be included.

9.	U.S. ENTITIES

For the avoidance of doubt, each paragraph of this Exhibit F which applies to guarantees given or security entered into by a member of Group, shall apply mutatis mutandis to any Loan Party organized under the laws of the U.S., any state thereof or the District of Columbia to the extent they are required to enter into any Foreign Security Document.